                                                                    EXHIBIT 10.2

                                    AGREEMENT

                       FOR THE PURCHASE OF CERTAIN ASSETS
                    AND THE ASSUMPTION OF CERTAIN LIABILITIES
                            OF AMERICA'S LENDER, INC.

                                     BETWEEN

                            MORTGAGE LOGIC.COM, INC.
                     A CALIFORNIA CORPORATION, AS PURCHASER

                                       AND

                               BNC MORTGAGE, INC.
                     A DELAWARE CORPORATION, THE BNC PARTIES

                                 ON THE ONE HAND

                                       AND

                             AMERICA'S LENDER, INC.
                            A CALIFORNIA CORPORATION,

                                       AND

                                    KEITH GUY

                                       AND

                               SHL HOLDINGS, INC.,
                    A CALIFORNIA CORPORATION, AS SELLER GROUP

                                ON THE OTHER HAND

                            DATED: DECEMBER 21, 1998

                                TABLE OF CONTENTS

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SECTION 1  DEFINITIONS...........................................................1
         "Action" ...............................................................1
         "Agency" ...............................................................2
         "Agency Approvals"......................................................2
         "Affiliate".............................................................2
         "Affiliated"............................................................2
         "Assumed Contracts" ....................................................2
         "Assumed Obligations"...................................................2
         "Bill of Sale"..........................................................2
         "Code"   ...............................................................2
         "Confidential Information"..............................................2
         "Contract"..............................................................2
         "Correspondent Agreements"..............................................2
         "Correspondent" ........................................................3
         "Environmental Claim" ..................................................3
         "ERISA"  ...............................................................3
         "Excluded Assets" ......................................................3
         "FHA"    ...............................................................4
         "FHLMC"  ...............................................................4
         "Financial Statements"..................................................4
         "Fixed Assets" .........................................................4
         "FNMA"   ...............................................................4
         "GAAP"   ...............................................................4
         "GNMA"   ...............................................................4
         "Governmental Entity" ..................................................4
         "Hazardous Material" ...................................................5
         "HUD"    ...............................................................5
         "Insurer" ..............................................................5
         "Investor" .............................................................5
         "Liens"  ...............................................................5
         "Loan File" ............................................................5
         "Loans in Inventory"....................................................5
         "Material Adverse Effect" ..............................................5
         "Mortgage Loan"  .......................................................5
         "Order"  ...............................................................6
         "Permit" ...............................................................6
         "Person" ...............................................................6
         "Pipeline Advances" ....................................................6
         "Pipeline Loans" .......................................................6
         "PMI"    ...............................................................6
         "Purchased Assets" .....................................................6
         "Relevant Investor" ....................................................7
         "Remedial Action" ......................................................7



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

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
         "Tax," "Taxes" and "Taxable" ...........................................8
         "Transferred Employees" ................................................8
         "TrueLink" .............................................................8
         "TrueLink Agreements" ..................................................8

SECTION 2  SALE OF ASSETS; PURCHASE PRICE........................................9
         2.1      Agreement to Purchase and Sell Purchased Assets................9
         2.2      Purchase Price.................................................9
         2.3      Acceleration of Earn Out Following a Trigger Event. ..........10
         2.4      Escrow Accounts...............................................10
         2.5      Payment of the Purchase Price.................................11
         2.6      Form of Payment.  ............................................11

SECTION 3  CLOSING..............................................................11
         3.1      The Closing...................................................11
         3.2      Payments and Deliveries at Closing............................11
                  (a)      Deliveries and Payments by Seller Group..............11
                  (b)      Deliveries and Payments by Purchaser.................12
         3.3      Proration; Discharge of Monetary Liens........................13
         3.4      Delivery of Possession........................................13

SECTION 4  REPRESENTATION AND WARRANTIES OF SELLER GROUP........................13
         4.1      Organization and Authority....................................14
         4.2      Ownership.....................................................14
         4.3      Authority and Capacity........................................14
         4.4      Compliance with Law...........................................14
         4.5      Title to Assets...............................................15
         4.6      Effect of Agreement...........................................15
         4.7      Financial Statements..........................................15
         4.8      Leases........................................................16
         4.9      Litigation....................................................17
         4.10     General Consents..............................................17
         4.11     Intellectual Property and Software............................17
         4.12     Events Since June 30, 1998. ..................................18
         4.13     Contracts.  ..................................................20
         4.14     Seller's Obligations Under the Assumed Obligations. ..........21
         4.15     Compliance with Law Including Consumer Law....................21
         4.16     Pipeline Loans.   ............................................21
         4.17     Tax Matters. .................................................22
         4.18     Pipeline Advances.............................................23
         4.19     Insurance.  ..................................................23
         4.20     Employees and Employee Benefits...............................24


                                TABLE OF CONTENTS

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                                                                               ----
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         4.21     Environmental Matters. .......................................25
         4.22     Guaranties.  .................................................26
         4.23     Powers of Attorney............................................26
         4.24     Brokers and Finders...........................................26
         4.25     Certain Business Relationships with Shareholder.  ............26
         4.26     Undisclosed Liabilities.  ....................................26
         4.27     Foreign Corrupt Practices Act.  ..............................26
         4.28     Section 341(f)(2).  ..........................................26
         4.29     Disclosure.  .................................................26

SECTION 5  REPRESENTATIONS AND WARRANTIES OF BNC PARTIES........................27
         5.1      Organization and Authority....................................27
         5.2      Authority and Capacity........................................27
         5.3      Effect of Agreement...........................................27
         5.4      No Consents Required..........................................27

SECTION 6  CONDUCT PENDING CLOSING..............................................27
         6.1      Cooperation...................................................27
         6.2      Furnishing of Data............................................28
         6.3      Conduct of Seller Prior to the Closing........................28
         6.4      Advice of Changes.............................................29

SECTION 7 ADDITIONAL AGREEMENTS.................................................30
         7.1      Assignment of Lease.  ........................................30
         7.2      Contributions, Taxes, etc.  ..................................30
         7.3      Seller Employees..............................................30
         7.4      Non-Competition Agreement.  ..................................30
         7.5      Web Site Agreement.  .........................................30
         7.6      Credit Bureau Agreement.......................................30
         7.7      Escrow Agreement..............................................30
         7.8      Discontinuance of Use of Name.  ..............................31

SECTION 8  CONDITIONS PRECEDENT.................................................31
         8.1      Conditions to Obligations of Purchaser at Closing.............31
         8.2      Conditions to Obligations of Seller at Closing................33

SECTION 9  INDEMNIFICATION......................................................34
         9.1      Nature and Survival of Representations and Warranties.........34
         9.2      Indemnification by Seller Group...............................34
         9.3      Indemnification by Purchaser..................................36
         9.4      Notice of Indemnification.....................................37
         9.5      Indemnification Procedure for Third-Party Claims..............37



                                      iii

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                                TABLE OF CONTENTS

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         9.6      Indemnification Payments and Tax Effects......................38
         9.7      Market Value of Assets........................................38
         9.8      Certain Limitations...........................................38

SECTION 10  FURTHER AGREEMENTS OF THE PARTIES...................................38
         10.1     Confidentiality and Non-Disclosure............................38
         10.2     Purchaser Cooperation.........................................39
         10.3     Seller Cooperation.  .........................................39
         10.4     Transfer of Pipeline Loans....................................40
         10.5     Right of Endorsement..........................................40
         10.6     Employees.....................................................41
         10.7     Additional Agreements.........................................41
         10.8     Forwarding Post-Closing Date Items............................41
         10.9     Warehouse Lines...............................................41
         10.10    Non-Competition Agreement.....................................41

SECTION 11  TAXES...............................................................42
         11.1     Payment of Taxes, Filing of Returns.  ........................42
         11.2     Sales Taxes...................................................42

SECTION 12  TERMINATION.........................................................42
         12.1     Termination...................................................42
         12.2     Effect of Termination.........................................42
         12.3     Extension; Waiver.............................................43

SECTION 13  MISCELLANEOUS.......................................................43
         13.1     Expenses......................................................43
         13.2     Successors and Assigns........................................43
         13.3     Notices.......................................................43
         13.4     Exhibits and Schedules........................................44
         13.5     Amendment.....................................................44
         13.6     GOVERNING LAW.................................................44
         13.7     Captions; Certain Terms.......................................45
         13.8     Counterparts; Signatures......................................45
         13.9     Attorneys' Fees...............................................45
         13.10    Severability..................................................45
         13.11    Rights Cumulative.............................................45
         13.12    Time of the Essence...........................................45
         13.13    Merger of Prior Negotiations and Agreements...................46
         13.14    Third Parties.................................................46

LIST OF SCHEDULES..............................................................A-1



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                                TABLE OF CONTENTS

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LIST OF EXHIBITS...............................................................A-2

SCHEDULE 1A       ASSUMED CONTRACTS..........................................SCH-1

SCHEDULE 1B       ASSUMED OBLIGATIONS........................................SCH-2

SCHEDULE 1C       FIXED ASSETS...............................................SCH-3

SCHEDULE 1D       EXCLUDED ASSETS............................................SCH-4

SCHEDULE 1F-1     LICENSES...................................................SCH-5

SCHEDULE 1F-2     MANUALS AND GUIDELINES.....................................SCH-6

SCHEDULE 1F-3     DEFERRED AND PREPAID CHARGES...............................SCH-7

SCHEDULE 1F-4     CLAIMS, CREDITS, ETC.......................................SCH-8

SCHEDULE 2.2      GUIDELINES.................................................SCH-9

SCHEDULE 2.5      DESIGNATED EARN OUT EMPLOYEES.............................SCH-10

SCHEDULE 4        CLOSING EXCEPTIONS TO PURCHASER'S
                  REPRESENTATIONS AND WARRANTIES............................SCH-11

SCHEDULE 4.1      ORGANIZATION AND AUTHORITY................................SCH-15

SCHEDULE 4.8      LEASES....................................................SCH-16

SCHEDULE 4.10     GENERAL CONSENTS..........................................SCH-17

SCHEDULE 4.11     INTELLECTUAL PROPERTY AND SOFTWARE........................SCH-18

SCHEDULE 4.13     CONTRACTS.................................................SCH-19

SCHEDULE 4.17     TAXES.....................................................SCH-21

SCHEDULE 4.19     INSURANCE.................................................SCH-22

SCHEDULE 4.20     EMPLOYEE BENEFITS.........................................SCH-23



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                                TABLE OF CONTENTS

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SCHEDULE 5        SELLER EXCEPTIONS.........................................SCH-24

SCHEDULE 8.1(g)   REQUIRED ENTITIES.........................................SCH-25

SCHEDULE 8.1(q)   EMPLOYEES TO BE HIRED BY PURCHASER........................SCH-26

EXHIBIT 2.4       ESCROW AGREEMENT...........................................EXH-1

EXHIBIT 7.4       NON-COMPETITION AGREEMENT..................................EXH-2

EXHIBIT 7.5       WEB SITE AGREEMENT.........................................EXH-3

EXHIBIT 7.6       CREDIT BUREAU AGREEMENT....................................EXH-4

EXHIBIT 7.10      LIMITED LICENSE AGREEMENT..................................EXH-5

EXHIBIT 8.1 (h)   BILL OF SALE...............................................EXH-6

EXHIBIT 8.1(l)    OPINIONS TO BE RENDERED BY SELLER..........................EXH-7

EXHIBIT 8.1(m)    SELLER'S OFFICER'S CERTIFICATE.............................EXH-8

EXHIBIT 8.2(g)    EMPLOYMENT AGREEMENT.......................................EXH-9

EXHIBIT 8.2(j)    OPINIONS TO BE RENDERED BY PURCHASER......................EXH-10

                                    AGREEMENT

                THIS AGREEMENT (this "AGREEMENT") is made and entered into as of December 21, 1998 by and between Mortgage Logic.com, Inc., a California corporation, which name may be changed on or prior to the Closing ("PURCHASER"), BNC Mortgage, Inc. ("BNC" and, together with Purchaser, the "BNC PARTIES") and America's Lender, Inc., a California corporation ("SELLER"), SHL Holdings, a California corporation ("SHL") and Keith Guy ("SHAREHOLDER" and, together with Seller and SHL, the "SELLER GROUP"), with reference to the following:

                              W I T N E S S E T H:

        A. WHEREAS, Seller is primarily engaged in the origination and sale of mortgage loans and mortgage lending (the "MORTGAGE BUSINESS");

        B. WHEREAS, Seller desires to sell and Purchaser desires to purchase certain of the assets and assume certain liabilities of Seller which are used or are useful in the operation of the Mortgage Business;

        C. WHEREAS, SHL owns 100% of the outstanding capital stock of Seller;

        D. WHEREAS, Shareholder owns 100% of the outstanding capital stock of SHL;

        E.      WHEREAS, Purchaser is a newly formed entity wholly-owned by BNC;
and

        F. WHEREAS, Shareholder, SHL, and the Boards of Directors of Seller and the BNC Parties, have each determined that it is in their respective best interests to transfer and assign certain of the assets and assign certain of the liabilities of the Mortgage Business to Purchaser on the terms and conditions set forth below:

                                A G R E E M E N T

        NOW, THEREFORE, in consideration of these premises and the representations, warranties and agreements herein contained and upon the terms and subject to the conditions hereinafter set forth, the BNC Parties and Seller Group agree as follows:


SECTION 1 DEFINITIONS

        1.1 For purposes of this Agreement, the following terms have the following meanings:

                "ACTION" shall mean any lawsuit, litigation, action, demand, mediation, arbitration, investigation, proceeding, or claim before any court, Governmental Entity, administrative agency or quasi-judicial body, including, but not limited to, an arbitrator or alternative dispute resolution body or agency or similar entity, whether formal or informal, civil, criminal, administrative or investigative of any federal state, local, or foreign jurisdiction.

                "AGENCY" shall mean the FHA, FHLMC, FNMA, HUD or any other state or federal agency or organization to or through which Mortgage Loans originated by the Mortgage Business are sold, guaranteed, insured or underwritten.

                "AGENCY APPROVALS" shall mean the approvals and authorizations issued to Seller by the Agencies which are used in or useful to the conduct of the Mortgage Business.

                "AFFILIATE" of, or a Person "AFFILIATED" with, a Person, shall mean, with respect to any other Person, any Person that directly or indirectly, controls or is controlled by or is under common control with such Person.

                "ASSUMED CONTRACTS" shall mean all of Seller's Contracts (excluding those in Excluded Assets) listed on Schedule 1A attached hereto.

                "ASSUMED OBLIGATIONS" shall mean: (i) those accrued liabilities specifically identified on Schedule 1B as being assumed by Purchaser; and (ii) all of Sellers' duties arising after the Closing Date (but none of their liabilities existing at the Closing) under the Assumed Contracts listed on
Schedule 1A (if the Consents to Assignment with respect to such Assumed Contracts are obtained), and no others.

                "BILL OF SALE" shall mean that certain document to be executed and delivered by Seller at the Closing in the form attached hereto as Exhibit 8.1(h) pursuant to which Seller shall convey all of its right, title and interest in and to those Purchased Assets consisting of personal property to Purchaser.

                "CODE" means the Internal Revenue Code of 1986, as amended.

                "CONFIDENTIAL INFORMATION" shall mean all information of any kind, type or nature (written, stored on magnetic or other media, or oral) which is or has been compiled, prepared, devised, developed, designed, discovered or otherwise learned of by Seller Group including, without limitation, all of Seller's price lists, pricing information, marketing strategies, business plans or methods, borrower lists, borrower information, and financial information; provided, however, that any such information which is generally known to the public (other than as a result of actions or omissions by Seller Group or one of their representatives or Affiliates) shall not be deemed to be Confidential Information.

                "CONTRACT" shall mean and includes any agreement, contract, understanding, commitment and/or arrangement (whether written or oral), including, without limitation, leases, licenses, options, assignments and guarantees.

                "CORRESPONDENT AGREEMENTS" shall mean those certain agreements between Seller and a Correspondent pursuant to which Seller acquires Mortgage Loans by concurrent assignment from a Correspondent or by which a Mortgage Loan is brokered to Seller by a Correspondent and funded by Seller.

                "CORRESPONDENT" shall mean mortgage brokers, mortgage bankers, depository financial institutions and others from which Seller acquires Mortgage Loans, Pipeline Loans and/or leads therefor and which Seller currently does business or which are currently approved as brokers or correspondents by Seller.

                "ENVIRONMENTAL CLAIM" means any allegation, notice of violation, action, claim, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Entity or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties, or restrictions resulting from or based upon (a) the existence, or the continuation of the existence, of a release (including, without limitation, sudden or non-sudden accidental or nonaccidental releases) of, or exposure to, any Hazardous Material or other substance, chemical, material, pollutant, contaminant, odor, audible noise, or other release in, into or onto the environment (including, without limitation, the air, soil, surface or groundwater) at, in, by, from or related to any of the real property leased by Seller or any activities conducted thereon; (b) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any of the Mortgage Business; or (iii) the violation, or alleged violation, of any Environmental Law, Order or Permit of or from any Governmental Entity relating to environmental matters connected with the Mortgage Business.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                "EXCLUDED ASSETS" shall mean those assets of the Mortgage Business of Seller which will not be acquired by Purchaser, and which are specifically identified below:

                        (a) all Loans in Inventory and all interest due from mortgagees on all Loans in Inventory;

                        (b) all cash, including, without limitation, all cash deposited or designated by Seller for or in connection with the funding of Mortgage Loans by Seller pursuant to the requirements or needs of Seller's warehouse funding facilities (including, without limitation, cash used to cover the "haircut" on Seller's warehouse lines of credit);

                        (c) all advances and interest due from Shareholder and all receivables due from employees of Seller;

                        (d) those fixed assets which consist solely of personal property of Shareholder or Seller's employees located at Seller's premises;

                        (e) all cash equivalents and accounts receivable of Seller including, without limitation, all accounts receivable due from Investors for any Loans in Inventory or performance fees due upon origination;

                        (f)     all deferred income taxes;

                        (g) the corporate charter, all minute books and stock transfer ledgers, and other documents relating to the organization, maintenance, and existence of Seller as a corporation;

                        (h) all Pipeline Advances (if any) in excess of the amount set forth on the Pipeline Advance Statement;

                        (i)     all Agency Approvals of Seller;

                        (j) all state licenses of Seller, including, but not limited to Seller's Department of Real Estate license;

                        (k) all of Seller's rights in any Action to which it is a party except as listed in Schedule 1F-4; and

                        (l) all assets owned or held by TrueLink, including but not limited to those assets listed on Schedule 1D hereto.

                "FHA" shall mean the Federal Housing Administration or any successor organization.

                "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or any successor organization.

                "FINANCIAL STATEMENTS" shall mean collectively the financial statements of Seller for the fiscal years ended June 30, 1998 and June 30, 1997, including the balance sheets as of said dates and the statements of income, statements of shareholder's equity and statements of cash flow, and unaudited financial statements for the three month period ended September 30, 1998.

                "FIXED ASSETS" shall mean all of Seller's furniture, fixtures, equipment, supplies and other tangible personal property located at the premises or at other facilities of Seller, which is used by the Mortgage Business in the ordinary course of its business, including but not limited to, those assets set forth on Schedule 1C.

                "FNMA" shall mean the Federal National Mortgage Association or any successor organization.

                "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with the preparation of the Financial Statements.

                "GNMA" shall mean the Government National Mortgage Association or any successor organization.

                "GOVERNMENTAL ENTITY" shall mean any court, any federal, state, local or foreign government and/or any administrative agency or commission or other governmental authority or instrumentality whatsoever having jurisdiction or supervision over any aspect of the Mortgage Business, the operation, use or disposition of the Purchased Assets, the execution, delivery and performance by Seller Group of this Agreement, and/or the consummation of the transactions contemplated by this Agreement.

                "HAZARDOUS MATERIAL" means any substance, material or waste, or any constituent thereof, which is regulated by any local Governmental Entity, Governmental Entity in any jurisdiction in which Seller conducts business, or the United States or other national government, or is regulated by or forms the basis of liability under any Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminants," "toxic waste" or "toxic substance" under any Environmental Laws, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

                "HUD" shall mean the Department of Housing and Urban Development or any successor organization.

                "INSURER" with respect to any Mortgage Loan shall mean a Person who insures or guarantees all or any portion of the risk of loss under such Mortgage Loan due to a default by the mortgagor, including a private mortgage insurer and/or FHA.

                "INVESTOR" shall mean any Agency or other Person to which Seller sells, assigns or brokers Mortgage Loans, or any Insurer which issues PMI on Mortgage Loans funded by Seller.

                "LIENS" shall mean any and all liens, charges, encumbrances, mortgages, pledges, security interests, options or other similar rights to acquire, adverse claims and restrictions.

                "LOAN FILE" shall mean the loan application packages and all other documents which have been prepared by, submitted to or otherwise in the possession of Seller which pertain to Pipeline Loans.

                "LOANS IN INVENTORY" shall mean those Mortgage Loans which, as of the Closing, have been funded by or on behalf of Seller and which have not been delivered to or, if delivered, for which the purchase price due has not been paid by, an Investor.

                "MATERIAL ADVERSE EFFECT" shall mean an effect which, individually or in the aggregate with any other effect might, with or without notice or the passage of time or both, be materially adverse to (i) the use, operation or disposition of the Purchased Assets; (ii) the due and proper performance and discharge of the Assumed Obligations; (iii) the operation of the Mortgage Business in the manner and at the volume historically conducted by Seller, including Purchaser's ability to operate the Mortgage Business immediately after the Closing; or (iv) this Agreement, the performance by Seller Group of its obligations hereunder or the transactions contemplated hereby.

                "MORTGAGE LOAN" shall mean a loan secured by a mortgage or a deed of trust on real property, on which or within which are residential improvements consisting of one to four dwelling units, including condominiums, units in planned developments and units in cooperative projects.

                "ORDER" shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

                "PERMIT" shall mean any written approval, authorization, consent, franchise, license, permit or certificate by any Governmental Entity.

                "PERSON" shall mean any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, Governmental Entity or any other legal entity whatsoever.

                "PIPELINE ADVANCES" shall mean third party expenses incurred in connection with the creation, origination, processing or other activity related to any Pipeline Loans (including, without limitation, expenses advanced for credit reporting and appraisal fees).

                "PIPELINE LOANS" shall mean a mortgage loan submission for which Seller has received an application, a lock-in or registration before the Closing Date, which has not been funded as of the Closing Date, and which has not been rejected by Seller or withdrawn by the borrower as of the Closing Date.

                "PMI" with respect to any Mortgage Loan shall mean the private mortgage insurance issued or to be issued by an Insurer covering a portion of the mortgagor's obligations under the mortgage or mortgage note with respect to such loan, and to the extent such Mortgage Loan is insured by FHA such term shall be construed to include an FHA Mortgage Insurance Certificate.

                "PURCHASED ASSETS" shall mean all of Seller's right, interest and title in and to all of Seller's assets used or useful in the Mortgage Business (whether real, personal or mixed, tangible or intangible, and wherever located) together with all modifications, replacements and additions (if any) to any of the following after the date hereof (specifically excluding the Excluded Assets), including, but not limited, to the following:

                        (a)     all Fixed Assets;

                        (b)     Seller's web site(s) located at
http://www.Americaslender.com;

                        (c) the names "America's Lender," "Spectrum Home Loans," "America's Online Lender," "Amerimor Financial Corp." and any other names utilized in connection with the Mortgage Business or owned by Seller and all related logos, trademarks, trade names, service marks and copyrights, and applications and registrations relating thereto and all patents and patent applications owned by the Seller or licensed to the Seller by third parties relating to the Business, in each case as listed on Schedule 4.11;

                        (d) all trade secrets, know-how, inventions, and other technical information, that is either owned by or licensed to Seller by third parties, and all notebooks, records, reports and data relating thereto;

                        (e) all rights and remedies, including all prepayments, security deposits and options to renew or purchase in connection therewith, under the Assumed Contracts;

                        (f) all licenses (including applications therefor) used in the conduct of the Mortgage Business to the extent assignable by Seller as set forth in Schedule 1F-1;

                        (g) the Pipeline Advances in the amount set forth on the Pipeline Advance Statement;

                        (h) all computer systems, computer hardware, databases and software programs, including any licenses or warranties, if any, used in the Mortgage Business (including databases and software programs developed by Seller in the operation of the Mortgage Business, source codes and user manuals), in each case, owned by Seller or licensed to Seller by third parties;

                        (i) all catalogues, marketing brochures and materials, underwriting manuals and guidelines, internal operational manuals and other printed and written materials relating to the Mortgage Business as described on Schedule 1F-2;

                        (j) all of Seller's interest in rights under or pursuant to all warranties, representations and guarantees, if any, made by vendors, suppliers, and contractors in connection with or relating to the Mortgage Business or affecting the Purchased Assets;

                        (k) all deferred and prepaid charges, sums and fees, and all insurance premiums relating to the Mortgage Business as listed on
Schedule 1F-3;

                        (l) all claims, credits, causes of action or rights of set-off of Seller relating to the Mortgage Business against third parties, except as may be included in the Excluded Assets, including those listed on
Schedule 1F-4;

                        (m) all Correspondents lists, and all files, documents, books, records, papers, agreements, formulae, books of account and other data and records (including all computer programs, tapes, discs, punch cards and similar media) relating thereto; and

                        (n) all goodwill and going concern value, customer relationships and vendor relationships relating to the Mortgage Business or the foregoing Purchased Assets.

                "RELEVANT INVESTOR" shall mean, with respect to any particular Pipeline Loan, the Investor and the program under which the Pipeline Loan was, at the time of interest rate lock, intended to be sold, insured and/or guaranteed.

                "REMEDIAL ACTION" shall mean any action, including, without limitation, any capital expenditure, required or voluntarily undertaken to (a) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment, (b) prevent the release or threat of release, or minimize the further release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment, (c) perform pre-remedial studies and investigations or post-remedial monitoring and care, or
(d) bring any Purchased Asset into compliance with all Environmental Laws and Permits in all material respects.

                "TAX," "TAXES" and "TAXABLE" shall mean any federal, state, local, foreign or other tax or governmental charge of any type or kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority due from, or allocable under any applicable law or agreement to, Seller.

                "TRANSFERRED EMPLOYEES" shall mean all Employees who accept offers of employment from Purchaser on or after the Closing Date.

                "TRUELINK" shall mean TrueLink, Inc., a California corporation.

                "TRUELINK AGREEMENTS" shall mean the Web Site Agreement and the Credit Bureau Agreement (as each is defined herein).

        1.2 In addition to the terms defined in Section 1.1, the following terms are defined in the Section numbers listed below:

                 Benefit Arrangement                                4.20(b)
                 CERCLA                                             4.21(a)
                 Closing Schedule                                   8.1(k)
                 Closing                                            3.1
                 Closing Date                                       3.1
                 Consents and Permits                               4.10
                 Contest                                            9.4
                 Credit Bureau Agreement                            3.2(a)(xi)
                 Damages                                            9.2
                 Earn Out                                           2.2(e)
                 Employee Benefit Plan                              4.20(b)
                 Environmental Laws                                 4.21(a)
                 Escrow Agreement                                   2.4
                 Indemnitee                                         9.4
                 Indemnitor                                         9.4
                 Indemnity Claim                                    9.4
                 Intellectual Property                              4.11(a)
                 Leases                                             4.8
                 Limited License Agreement                          3.2(a)(xiv)
                 Net Origination Volume of the Mortgage Business    2.2(e)
                 Non-Competition Agreement                          3.2(a)(xv)
                 Notices                                            13.3
                 Officer's Certificate                              3.2(a)(vii)
                 Permitted Liens                                    4.5(a)
                 Prorated Items                                     3.3
                 Purchaser Indemnified Party                        9.2
                 Pipeline Advances Statement                        3.2(a)(xvi)
                 Retained Employees                                 7.3(a)
                 Seller's Certificate                               7.2
                 Seller Parties                                     9.3

                 Seller's Shares                                    4.2
                 Settlement Statement                               8.1(d)
                 Stub Financials                                    3.2(a)
                 Tax Affiliates                                     4.17(a)
                 Termination Date                                   12.1(b)
                 Venture Lease                                      7.1
                 Web Site Agreement                                 3.2(a)(x)

SECTION 2  SALE OF ASSETS; PURCHASE PRICE.

        2.1     AGREEMENT TO PURCHASE AND SELL PURCHASED ASSETS.

                (a) On the terms and subject to the conditions of this Agreement, on the Closing Date (i) Seller agrees to sell, assign, transfer and deliver to Purchaser, and the BNC Parties agree to purchase and acquire from Seller, on the Closing Date, the Purchased Assets and (ii) the BNC Parties agree to pay, assume, discharge and be liable for, the Assumed Obligations.

                (b) Notwithstanding any provisions in this Agreement or any other writing to the contrary executed on or prior to the date hereof, the BNC Parties are assuming only the Assumed Obligations and is not assuming any other liability or obligation of Seller Group or the Mortgage Business (or any predecessor owner of all or part of the Mortgage Business) of whatever nature whether in existence on the Closing Date or arising thereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller Group. Without limiting the liabilities that the BNC Parties are not assuming, the BNC Parties will not assume or agree to pay or discharge (i) liabilities, if any, incurred by Seller Group as a result of any act performed or transaction entered into in violation of any of the terms and conditions of this Agreement (except to the extent such violation is waived by Purchaser in writing); (ii) except as set forth in Section 11.2 hereof, liabilities for any federal, state or local tax, including, without limitation, any sales tax, income tax, franchise tax liability, or other tax of any nature whatsoever, including, but not limited to, any tax based upon or arising out of or resulting from or measured by income or gain arising out of or resulting from the sale, conveyance, transfer, assignment or delivery of the Assets as provided herein; (iii) except as set forth in Section 10.4 hereof, liabilities arising out of or related to the Assumed Contracts to the extent such liabilities arise as the result of the operation of the Mortgage Business prior to the Closing Date; (iv) accrued employee vacations and accrued payroll amounts including commissions and bonuses; (v) liabilities of Seller Group arising out of or in connection with the negotiation, execution or performance of this Agreement, including costs and expenses of consultants and brokers, if any; (vi) liabilities arising out of or in connection with the termination of Seller's employees prior to the Closing; and (vii) liabilities arising out of or related to any litigation set forth in Schedule 4 (as defined herein). All such liabilities and obligations not being assumed herein are referred to as the "EXCLUDED OBLIGATIONS."

        2.2 PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Purchased Assets shall be equal to:

                (a)     $1.5 million; plus

                (b) $500,000 payable in cash representing the parties' estimate of the value of the Fixed Assets; plus

                (c) all Pipeline Advances outstanding as of the Closing as set forth on the Pipeline Advances Statement; plus

                (d)     assumption of the Assumed Obligations; plus

                (e) an earn out (the "EARN OUT") of $.001 for each dollar of Net Origination Volume of the Mortgage Business that equals or exceeds $500,000,000 during the full 12 month period commencing on the first day of the first full month after the Closing and ending on the last day of the twelfth month thereafter; provided, that in no event shall the Earn Out exceed $1.0 million. Purchaser shall deposit $500,000 against the first amounts which may be earned under the Earn Out into an escrow account pursuant to Section 2.2 herein.

        For the purposes of the foregoing, "NET ORIGINATION VOLUME OF THE MORTGAGE BUSINESS" shall mean the original principal balance of all mortgage loans originated by Purchaser and funded by Purchaser or any third party that fall within the guidelines described on Schedule 2.2 hereof and which are not rejected on resale or repurchased by Purchaser not later than that date which is thirty (30) days from 12 months from the Closing.

        2.3 ACCELERATION OF EARN OUT FOLLOWING A TRIGGER EVENT. If the Board of Directors of either BNC Party approves the liquidation, dissolution, sale or other transfer or assignment (other than an assignment made in connection with obtaining a warehouse line of credit or similar credit facility by either BNC Party) of all or substantially all of the assets of the Mortgage Business or of the shares of Purchaser as a result of which BNC does not have the right, power or authority to elect a majority of the board of directors of Purchaser on or prior to that date which is twelve months from the Closing, except pursuant to a transaction in which the BNC Parties or any current subsidiary thereof solely merge together or effect a reorganization together, then promptly upon such occurrence, the maximum Earn Out (i.e., $1 million) will be deemed fully due and payable to Seller, regardless of the actual Net Origination Volume of the Mortgage Business at that time.

        2.4 ESCROW ACCOUNTS. At the Closing, Purchaser shall establish an escrow account as follows:

                (a) $500,000 shall be deposited as an advance against the first amounts which may be earned under Section 2.2(e). Should the Earn Out not be earned, the $500,000 so deposited shall revert back to Purchaser; and

                (b) the escrow account set forth above shall be evidenced by that certain Escrow Agreement by and between Seller Group, the BNC Parties and a mutually agreeable escrow agent to be identified by BNC and Shareholder, dated as of Closing, substantially in the form attached hereto as Exhibit 2.4. (the "ESCROW AGREEMENT").

        2.5 PAYMENT OF THE PURCHASE PRICE. The Purchase Price shall be paid as follows: (a) the BNC Parties shall pay the amount calculated under Sections 2.2(a) through 2.2(c) at the Closing in accordance with Section 3 hereof; and
(b) the BNC Parties shall pay the Earn Out to Seller not later than that date which is forty-five (45) days from twelve months from the Closing or such longer period as set forth in the Escrow Agreement.

        2.6 FORM OF PAYMENT. All payments due hereunder in cash shall be made in immediately available funds to Seller, provided, that the Earn Out is payable to those persons and in such amounts as set forth in Schedule 2.6 as designated by Seller and as approved by Purchaser.

SECTION 3  CLOSING

        3.1 THE CLOSING. The Closing of the purchase and sale of the Purchased Assets (the "CLOSING") shall take place at 10:00 a.m., Pacific Standard Time, on February 29, 1999 (or such later date as set forth in Section 12.1(b) herein), at the offices of Freshman, Marantz, Orlanski, Cooper & Klein. 9100 Wilshire Blvd., 8th Floor, East, Beverly Hills, California 90212, or at such other time or place as agreed to by the parties. The date of the Closing is herein referred to as the "CLOSING DATE."

        3.2     PAYMENTS AND DELIVERIES AT CLOSING.

                (a) DELIVERIES AND PAYMENTS BY SELLER GROUP. At the Closing, Seller Group shall deliver, or cause to be delivered to Purchaser, duly executed originals or, to the extent noted below, certified copies of each of the following (each of which shall conform to the provisions of Section 8 of this Agreement):

                        (i) the Settlement Statement together with any payments that may be due by Seller to Purchaser as a result of the settlement of the Prorated Items;

                        (ii) originals of all records and documentation of the Purchased Assets;

                        (iii) all required consents of assignment of the Assumed Contracts;

                        (iv) certified copies of resolutions of SHL and Seller's Board of Directors authorizing the execution and delivery of this Agreement, the performance of Seller Group's obligations hereunder and the consummation of the transactions contemplated hereby;

                        (v)     the Closing Schedules (defined in Section
8.1(k));

                        (vi)    an opinion of Seller's counsel;

                        (vii) an officer's certificate in substantially the form attached hereto as Exhibit 8.1(m) (the "OFFICER'S CERTIFICATE");

                        (viii) the Seller's Certificate as set forth in Section 7.2;

                        (ix) such other bills of sale, endorsements, assignments and other good and sufficient instruments of transfer, conveyance and assignment set forth in Section 8.1 hereof and as may be required by Purchaser;

                        (x) that certain Licensing and Web Site Hosting Agreement, as executed by TrueLink, by and between TrueLink and the BNC Parties dated as of the Closing (the "WEB SITE AGREEMENT");

                        (xi) that certain Credit Bureau Services Agreement, as executed by TrueLink, by and between TrueLink and the BNC Parties dated as of the Closing (the "CREDIT BUREAU AGREEMENt");

                        (xii) that certain Limited License Agreement, as executed by Seller, by and between the BNC Parties and Seller dated as of the Closing (the "LIMITED LICENSE AGREEMENT")

                        (xiii) that certain Non-Competition Agreement, as executed by Seller and Shareholder, by and among Seller, Shareholder and Purchaser, dated as of the Closing (the "NON- COMPETITION AGREEMENT");

                        (xiv) a statement as of the Closing Date setting forth the Pipeline Advances (the "PIPELINE ADVANCES STATEMENT");

                        (xv) executed assignments of the Pipeline Loans (to the extent necessary);

                        (xvi) a schedule listing the Pipeline Loans and complete originals of the Loan Files of the Pipeline Loans;

                        (xvii)  the Escrow Agreement executed by Seller Group;
and

                        (xx) unaudited financial statements for the one month period ended October 31, 1998 and such other periods as set forth in Section 6.2(b) herein (the "Stub Financials").

                (b) DELIVERIES AND PAYMENTS BY PURCHASER. At the Closing, the BNC Parties shall deliver, or cause to be delivered to Seller, each of the following (each of which shall conform to the provisions of Section 8 of this Agreement):

                        (i)     the amount payable under Section 2.2(a) through
(c);

                        (ii) all TrueLink Agreements, each as executed by the BNC Parties;

                        (iii) the Limited License Agreement, as executed by the BNC Parties;

                        (iv) the Non-Competition Agreement, as executed by the BNC Parties;

                        (v) the Settlement Statement together with any payments that may be due by Purchaser to Seller as a result of the settlement of the Prorated Items;

                        (vi) the employment agreement of Liz Drew, as executed by the BNC Parties; and

                        (vii) the Escrow Agreement, as executed by the BNC Parties, together with the deposit of $500,000 required to be made thereunder.

        3.3 PRORATION; DISCHARGE OF MONETARY LIENS. All interest, rents, utilities, insurance, personal property taxes, expense of supplies and payments due under any Assumed Contract after the Closing Date (the "PRORATED ITEMS") shall be prorated between Purchaser and Seller on the basis of twelve thirty-day months and a three hundred sixty-day year, as of the Closing Date. At the Closing, settlement of all Prorated Items, to the extent invoices or bills therefor have been received by Seller, shall be made. If, after the Closing Date, Purchaser or Seller receives any bills or invoices relating to the Prorated Items, copies thereof shall be delivered to the other and the amounts due thereunder shall be prorated in accordance with the previous sentence and settled as soon as practicable after receipt of such invoice or bill (but not more than ten (10) days after receipt by Seller or Purchaser, as the case may
be). If, after the Closing Date, Purchaser receives a personal property tax bill retroactively imposing a Tax for any period prior to the Closing Date, or if Purchaser receives any bill after the Closing Date which relates to any of the Excluded Assets or any obligation not included in the Assumed Obligations, the amount of any such Tax or bill shall be paid by Seller, reimbursed to Purchaser by Seller, or offset against any amounts payable to Seller Group by Purchaser, at the election of Purchaser. If, after the Closing Date, Purchaser or Seller receives a personal property tax bill imposing a Tax different in amount than that upon which the prorations hereunder were determined, Purchaser and Seller shall redetermine the Prorated Items as of the Closing Date on the basis of the different Tax and make such payments to the other as may be necessary or appropriate under the circumstances. If, on the Closing Date, the Purchased Assets or any portion thereof are subject to any monetary Lien or special assessment, then, at Purchaser's election, Seller or Purchaser, shall satisfy and obtain the complete release and discharge of the Purchased Assets from any and all such Liens at the Closing hereunder, and if performed by Purchaser, then Seller shall reimburse Purchaser for such amounts in connection therewith. If, after the Closing Date, Purchaser or Seller receives a refund of any Tax which is subject to proration hereunder and which covers a period which extends both prior to and subsequent to the Closing hereunder, Purchaser and Seller shall prorate any such refund between them as of the Closing Date.

        3.4 DELIVERY OF POSSESSION. At the Closing, Seller shall deliver to Purchaser possession of the Purchased Assets to such locations as the Purchased Assets were located as of September 30, 1998.


SECTION 4 REPRESENTATION AND WARRANTIES OF SELLER GROUP

        Except as set forth on the Exception Schedule attached hereto as
Schedule 4, the Seller Group jointly and severally represents and warrants to Purchaser as set forth in this Section 4. The Exception Schedule shall state each specific section of this Agreement to which each exception is made. Such representations and warranties are made on the date hereof and shall be made again as of the Closing as if made on the date thereof. No fact or circumstance disclosed to or discovered or known by Purchaser shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth on the Exception Schedule attached hereto. The parties hereto acknowledge that disclosure of any matter in the Exception Schedule does not effect Seller Group's indemnification obligations under
Section 9.2 herein (other than Section 9.2(b) herein).

        4.1 ORGANIZATION AND AUTHORITY. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has corporate power and authority to carry on its business as it is now being conducted. The execution, delivery, and performance by Seller Group of this Agreement and the transactions contemplated hereby are within Seller Group's power. Seller is duly qualified or licensed to do business in each jurisdiction in which the nature of the Mortgage Business or Seller's properties makes such qualification or licensing necessary except to the extent that any failures to qualify or obtain a license either individually or in the aggregate would not have a Material Adverse Effect on Seller. Schedule 4.1 contains a true and complete listing of the following, as each relates to the Mortgage Business:

                (a) the locations of all sales offices, development and support facilities, and any other offices or facilities of Seller;

                (b)     all states in which Seller maintains any employees;

                (c) all states in which Seller is required to be duly qualified to transact business as a foreign corporation;

                (d) all names under which Seller has done business during the three (3) years prior to the Closing; and

                (e) correspondence which is attached to Schedule 4.1, from Countrywide Credit Industries, Inc. regarding Seller's use of its name, which correspondence are the sole inquiries with respect to Seller's name.

        4.2 OWNERSHIP. All of the outstanding capital stock of Seller ("SELLER'S SHARES") is owned, beneficially and of record, by SHL. All of the outstanding capital stock of SHL is owned, beneficially and of record, by Shareholder. Neither Seller, SHL nor Shareholder is a party to any voting trust or other voting agreement with respect to any of Seller's Shares or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of Seller's Shares.

        4.3 AUTHORITY AND CAPACITY. Seller Group has full power and authority (corporate and other) to enter into, execute and deliver this Agreement and to perform their obligations hereunder. The Agreement, and the transactions contemplated hereby, have been duly authorized by the Board of Directors and shareholder of Seller, and no other proceedings on the part of Seller Group are necessary to authorize the Agreement and the transactions contemplated hereby. The Agreement has been duly executed and delivered by Seller Group, and constitutes the valid and binding obligation of Seller Group enforceable in accordance with its terms.

        4.4 COMPLIANCE WITH LAW. Seller Group has not violated, and is not in violation of, and does not need to give any notice to, make any filing with, or obtain the authorization, consent or approval under, any statutes, laws, ordinances, rules and regulations of any federal, state, and local governmental bodies, agencies, and subdivisions having, asserting, or claiming jurisdiction over Seller or over any part of its operations, which could have a Material Adverse Effect regarding the Purchased Assets, the execution, delivery and performance of this Agreement (including the rights to be acquired by Purchaser hereunder), the Mortgage Business or consummation of the transactions contemplated hereby.

        4.5     TITLE TO ASSETS.

                (a) Seller is the lawful owner of and has good, valid and marketable title to, or a valid leasehold interest in, the Purchased Assets, free and clear of all Liens except for Liens for current taxes not yet delinquent (collectively, the "PERMITTED LIENS"). Upon delivery to Purchaser of the Purchased Assets together with the instruments of transfer of ownership contemplated by this Agreement, Purchaser shall have good and marketable title in and to, and a valid first priority interest in, the Purchased Assets, free and clear of all Liens other than the Permitted Liens.

                (b) Seller Group reasonably believes that the Purchased Assets are sufficient to continue the conduct of the Mortgage Business at the volume levels and in the manner historically conducted by Seller, and that none of the assets listed on Schedule 1D are materially necessary to continue the conduct of the Mortgage Business at the manner historically conducted by Seller..

                (c) The Purchased Assets are in good condition and repair excepting ordinary and customary wear and tear), contain no latent defects, and are leasable, saleable or useable in the ordinary course of the Mortgage Business as heretofore conducted.

        4.6 EFFECT OF AGREEMENT. Subject to Seller obtaining all Consents and Permits, the execution and delivery by Seller Group of this Agreement, the sale by Seller of the Purchased Assets to Purchaser, the performance by Seller Group of their obligations pursuant to the terms of this Agreement and the consummation of the transactions contemplated hereby, do not and will not, with or without the giving of notice or passage of time, or both, result in the creation or imposition of any Lien, other than the Permitted Liens, on the Purchased Assets or contravene or constitute a default or breach under, violation of, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel (i) any Agency Approval; (ii) the requirements of any Relevant Investor; (iii) the articles of incorporation or bylaws of Seller; (iv) any provision of any statute, code, ordinance, order, writ, injunction, ruling, law, rule, or regulation of any court or Governmental Entity or Agency, or any judgment, injunction, order, decree, contract provision, license, franchise or permit to which any of the Purchased Assets or the Mortgage Business is subject; or (v) any contract which the Seller is a party or by which it is bound, including any Assumed Contract.

        4.7     FINANCIAL STATEMENTS.

                (a) The Financial Statements and the Stub Financials, which have been delivered to Purchaser, are complete and correct, have been prepared from the books and records, which are correct and complete, of the Seller in accordance with GAAP consistently applied throughout the periods involved, except for changes specified therein and except that unaudited financial statements are not accompanied by notes, and present fairly the financial condition, results of operations, shareholders' equity and changes in financial position of the Seller as of the dates thereof and for the periods specified therein.

                (b) To the best of the knowledge of Seller Group, the costs and expenses incurred by Seller in connection with the item on the Financial Statements for the period ended June 30, 1998 titled "Non-Operating Costs" arose from events or transactions that, in light of the environment in which the Mortgage Business currently operates, are: (i) abnormal to the Mortgage Business and unrelated to the conduct of the Mortgage Business in the ordinary course or
(ii) not reasonably expected to recur in the foreseeable future.

        4.8     LEASES.

                (a) Schedule 4.8 to this Agreement contains an accurate and complete list of the monthly payment, term, description and location of collateral and any other similar term of all leasehold estates and lease obligations (as amended to date) of Seller, its equipment service contracts and computer service contracts which are in any way related to the operation of the Mortgage Business or which are included in the Assumed Contracts (collectively, the "LEASES"). All such Leases: (a) are in full force and effect and are the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms; (b) there are no existing defaults by Seller or, to the knowledge of Seller Group, any other Person thereunder and no event has occurred, which, with or without notice, lapse of time or both, could constitute a default by Seller or any other Person thereunder. No such lease has been modified or amended in writing except as set forth on the Exception Schedule. Seller Group has not received from any party to any such lease any written notice of, or written claim with respect to, any breach or default thereof. Seller Group has not granted any sublease, license or other agreement granting to any person or entity any right to the use or occupancy of the Leases or any portion thereof, or the right to purchase the Leases or any portion thereof, and Seller Group does not have any knowledge of such grant by any other Person.

                (b) The plants, buildings, structures and equipment, if any, included in the Leases are substantially suited for their present uses.

                (c) No violation of any law, regulation or ordinance (including laws, regulations or ordinances relating to zoning, city planning or similar matters) relating to the Leases currently exists, except for violations which would not have a Material Adverse Effect. Seller Group has not received notice of any contemplated governmental actions which might reasonably be expected to materially detract from the value of the leased real property, materially interfere with any present use of any leased real property, or materially adversely affect the marketability of any of the Lease's real property. There is no action pending or threatened to initiate a condemnation in respect of any of the real property of the Leases.

                (d) Upon consummation of the transactions contemplated hereby, Purchaser will have acquired, on and as of the Closing Date, a valid leasehold interest in the leased real property, free and clear of all Liens.

        4.9 LITIGATION. There is no Action pending or threatened against any of Seller Group, or any outstanding injunction, judgment, order, decree, ruling or charge which could affect the Purchased Assets, the Mortgage Business, this Agreement or the transactions contemplated hereby, and there are no facts existing which might result in, nor does Seller Group have reason to believe that there is any basis for, any such Action. Seller is not in default under or in breach or violation of, nor is there any valid basis for any claim of default by the Seller under, or breach or violation by Seller of, any contract, commitment or restriction to which Seller is a party. To Seller's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which any of the Sellers is bound and which relates to the Mortgage Business or the Purchased Assets.

        4.10 GENERAL CONSENTS. Schedule 4.10 to this Agreement lists all approvals, authorizations, consents, orders or other actions of, or filings with (collectively, the "CONSENTS AND PERMITS"), any Investors, Governmental Entities and/or other third Persons, that are required or necessary (a) in connection with the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement by Seller; (b) to prevent the violation, breach or termination of, or any default under, or the creation of any Lien, other than the Permitted Liens, on any Purchased Asset pursuant to, the terms of any law, regulation, order or other requirement or any Correspondent Agreements or any other Contract binding upon Seller or to which it or any of the Purchased Assets may be subject, as a result of this Agreement and the transactions contemplated hereby, and (c) to insure that the Purchased Assets or the Mortgage Business are transferred to Purchaser free and clear of any Liens other than the Permitted Liens and in compliance with all applicable laws, rules and regulations including those of all Investors and Governmental Entities.

        4.11    INTELLECTUAL PROPERTY AND SOFTWARE.

                (a) Schedule 4.11 correctly and completely identifies all issued domestic and foreign patents, patent applications, pending patent applications, patent applications in process, trademarks, trademark registrations, trademark registration applications, service marks, service mark registrations, service mark registration applications, copyright registrations, copyright registration applications, license agreements, rights acquired through litigation, logos, trade names, and slogans owned by Seller Group which are presently used in or useful or necessary to the generation or conduct of the Mortgage Business (the foregoing, along with know-how and trade secrets owned by Seller Group are hereinafter collectively referred to as the "INTELLECTUAL PROPERTY"). Seller has delivered to Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available all other written documentation evidencing Seller's rights in such items.

                (b) Seller possesses all right, title and interest in and to, free and clear of any Lien or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property currently used in the operation of the business of Seller as presently conducted. Each license, sublicense, agreement, or permission covering the Intellectual Property is legal, valid, binding, enforceable, and in full force and effect in all material respects. No party to the license, sublicense, agreement, or permission has repudiated any material provision thereof. Seller has not granted any sublicense or similar right with respect to any license, sublicense, agreement, or permission. No party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder.

                (c) Each item of Intellectual Property included within the Purchased Assets will be owned or available for use by Purchaser on terms and conditions substantially similar to those available to Seller immediately subsequent to the Closing hereunder. Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property included within the Purchased Assets.

                (d) Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither Seller and its officers and directors have ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of Seller Group, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller.

                (e) To the knowledge of Seller Group, Purchaser will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with any Intellectual Property rights of third parties as a result of the continued operation of the Mortgage Business as presently conducted.

        4.12 EVENTS SINCE JUNE 30, 1998. Except as a result of the transactions contemplated by this Agreement, since June 30, 1998,

                (a) there has not been any change in the business, financial condition, operations, results of operations, or prospects of Seller that would reasonably be expected to have a Material Adverse Effect on the Purchased Assets or the Mortgage Business.

                (b) Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than Mortgage Loans in the ordinary course of business and except assets to TrueLink in an amount less than $10,000 and which assets are not material to the operation of the Mortgage Business;

                (c) Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the ordinary course of business;

                (d) Seller has not accelerated, terminated, modified, or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which Seller is bound;

                (e) Seller has not imposed or permitted any Person to impose any Lien upon any of its assets, tangible or intangible other than the Permitted Liens;

                (f) Seller has not made any capital expenditure (or series of related capital expenditures) involving more than $1,000;

                (g) Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments and acquisitions);

                (h) Seller has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 singly or $25,000 in the aggregate;

                (i) Seller has not delayed or postponed the payment of material liabilities;

                (j) Seller has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims);

                (k) Seller has not sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, servicemark, tradename, brand name, copyright (or pending application for any patent, trademark, servicemark or copyright), invention, process, know-how, formulae or trade secret or interest thereunder or other intangible asset used in the Mortgage Business;

                (l) there has been no change made or authorized in the articles of incorporation or bylaws of Seller;

                (m) Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property, the Purchased Assets or Mortgage Business;

                (n) Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

                (o) Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

                (p) Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other employee benefit plan;

                (q) Seller has not made any other material change in employment terms for any of its directors, officers, and employees outside the ordinary course of business;

                (r) Seller has not paid any amount to any third party with respect to any liability or obligation (including any costs and expenses Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would constitute an Assumed Obligation if in existence at the Closing; and there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving Seller;

                (s) Seller has not granted any increase in the base compensation of any of its directors, officers, and employees;

                (t) There does not exist any amendment to or termination of any agreement relating to the Mortgage Business which, if not so amended or terminated, would be required to be disclosed on the Exception Schedule;

                (u) Seller has not made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein as it relates to the Purchased Assets or the Mortgage Business; and

                (v)     Seller has not committed to do any of the foregoing.

        4.13 CONTRACTS. Schedule 4.13 accurately identifies each contract with respect to the Purchased Assets or the Mortgage Business to which Seller is a party, including but not limited to the following:

                (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per annum;

                (b) any agreement (or group of related agreements) for the purchase or sale of equipment, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to Seller, or involve consideration in excess of $5,000;

                (c)     any agreement concerning a partnership or joint venture;

                (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness from borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

                (e) any agreement concerning confidentiality or noncompetition;

                (f)     any agreement with Shareholder;

                (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                (h)     any collective bargaining agreement;

                (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

                (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

                (k) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the Mortgage Business, including its financial condition, operations, results of operations or future prospects, or the Purchased Assets; or

                (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

        Seller has delivered to Purchaser a correct and complete copy of each written agreement (as amended to date) listed in Schedule 1A. With respect to each agreement covered by this Section 4.13, (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms at the Closing; (C) neither Seller nor, to the knowledge of Seller Group, any other Person a party thereto is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) neither Seller nor, to the knowledge of Seller Group, any other Person a party thereto has repudiated or modified any provision of the agreement.

        4.14 SELLER'S OBLIGATIONS UNDER THE ASSUMED OBLIGATIONS. Seller is not in default with respect to, or delinquent in the performance or payment of, any of the Assumed Obligations and has made all payments and performed all obligations with respect thereto as and when due. No condition, event, state of facts or circumstance exists which, with notice or lapse of time or both, would constitute an event of default by Seller with respect to such Assumed Obligations.

        4.15 COMPLIANCE WITH LAW INCLUDING CONSUMER LAW. Seller has complied with all applicable licensure, disclosure, usury and other consumer credit laws and regulations governing residential mortgage lending and brokering in all material respects, including, but not limited to, all applicable rules, regulations, standards and guidelines promulgated by any Governmental Entity or Agency having jurisdiction over the operations of the Mortgage Business and all applicable provisions of the Real Estate Settlement Procedures Act of 1974, the Flood Insurance Protection Act, the Consumer Credit Protection Act, the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, all as amended from time to time, and all regulations promulgated thereunder (the foregoing statutes and laws called "CONSUMER CREDIT LAWS") and no notice or correspondence (whether regarding litigation, regulatory action or otherwise) has been received by Seller from or on behalf of consumers and no action, suit, proceeding, hearing, investigation, charge, claim demand or notice has been filed or commenced against Seller which might have a Material Adverse Effect on any of the Purchased Assets, Pipeline Loans or the Mortgage Business. All Pipeline Loans comply in all material respects with the requirements of all Consumer Credit Laws.

        4.16    PIPELINE LOANS. With respect to each Pipeline Loan:

                (a) All documents, applications, records and other documentation in the Loan File are complete and authentic and all signatures thereon are genuine.

                (b) Each Pipeline Loan complies with the guidelines of the Relevant Investor.

                (c) The information with respect to each Pipeline Loan in all lists attached as Schedules to this Agreement is true and correct.

                (d) No material provision of any Pipeline Loan has been waived, altered or modified in any respect except by written instruments or documents contained in the documentation.

                (e) All requirements of federal, State and local laws, and regulations thereunder, including, without limitation, usury laws, if any, in respect of the Pipeline Loans have been complied with, and the Pipeline Loans will comply with all legal requirements of the jurisdiction in which they were originated.

                (f) The assignment to Purchaser of the Pipeline Loan will not violate the terms or provisions of any such Pipeline Loan or any other agreement to which Seller is a party or by which it is bound.

                (g) Any party executing documents contained in the Loan File on behalf of the borrower thereunder had the legal capacity to execute such documents and all other parties to the Pipeline Loan had the legal capacity to execute such documents.

                (h) No Pipeline Loan has been rescinded or sold, transferred, assigned or pledged by Seller to any other Person (or any such pledge has been released as evidenced by releases of lien).

                (i) Seller has done nothing to materially impair the rights of Purchaser in such Pipeline Loan or any income or proceeds with respect thereto.

                (j) The Pipeline Loans were originated by Seller in the ordinary course of its business.

                (k) No Pipeline Loan is subject to the laws of any jurisdiction which would make unlawful the assignment of the documents contained in the Loan File under this Agreement.

                (l) All of the Pipeline Loans are evidenced by the appropriate documentation and there are no understandings, agreements, undertakings or arrangements between Seller and the borrower under such Pipeline Loans which are not set forth in such Pipeline Loans and the related files.

        4.17    TAX MATTERS.

                (a) Seller, or the affiliated, combined or unitary tax group of which Seller is or was a member, as the case may be (collectively, the "TAX AFFILIATES") has (i) timely paid all taxes that are due and payable with respect to Seller and relating to the Mortgage Business and the Purchased Assets, except for taxes, the nonpayment of which, would not (A) result in a Lien on any of the Purchased Assets after the Closing Date, (B) have a Material Adverse Effect, or
(C) result in Purchaser becoming liable therefor, and (ii) established (up to and including the Closing Date will establish) reserves that are adequate for the payment of all taxes not yet due and payable with respect to the results of operations up to and including the Closing Date, the nonpayment of which would (A) result in a Lien on any of the Purchased Assets after the Closing Date, (B) have a Material Adverse Effect, or
(C) result in Purchaser becoming liable therefor;

                (b) As it relates to the Mortgage Business and the Purchased Assets, Seller (or a Tax Affiliate on behalf of Seller) has complied with all applicable laws, rules and regulations relating to the payment and withholding of taxes relating to employee wages, salaries and other compensation and has timely withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over for all periods under all applicable laws;

                (c) Except as otherwise disclosed on Schedule 4.17 none of the Purchased Assets constitutes property that Purchaser or any of its affiliates are or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code and in effect immediately prior to the enactment of the Tax Return Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code;

                (d)     Seller is not a "foreign person" within the meaning of
Section 1445 of the Code; and

                (e) There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Purchaser by reason of
Section 280G of the Code;

        4.18 PIPELINE ADVANCES. All Pipeline Advances are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Pipeline Advances Statement or on the June 30, 1998 balance sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Seller.

        4.19 INSURANCE. Schedule 4.19 sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which Seller is a party, a named insured, or otherwise the beneficiary of coverage:

                (i)     the name, address, and telephone number of the agent;

                (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                (iii)   the policy number and the period of coverage;

                (iv) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                (v) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither Seller nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof. Schedule 4.19 describes any material self-insurance arrangements affecting Seller.

        4.20    EMPLOYEES AND EMPLOYEE BENEFITS.

                (a)     (i)     As it relates to the Mortgage Business, Seller
is not engaged in any unfair labor practice and is not in violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, or wages and hours which would have a Material Adverse Effect;

                        (ii) There is no unfair labor practice complaint against the Seller actually pending or threatened before the National Labor Relations Board or any similar state authority, as it relates to the Mortgage Business which would have a Material Adverse Effect;

                        (iii) There is no strike, labor dispute, slowdown, or stoppage actually pending or threatened against Seller, as it relates to the Mortgage Business which would have a Material Adverse Effect;

                        (iv) No union representation question exists respecting the employees of Seller, no union organizing activities are taking place and Seller is not a party to any collective bargaining or union agreement;

                        (v) No grievance that might have a Material Adverse Effect on the Assets, nor any arbitration proceeding arising out of or under any collective bargaining agreement, as it relates to the Purchased Assets or the Mortgage Business, is pending and no claims therefor exist;

                        (vi) Seller is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. Seller has not committed any material unfair labor practice. Seller and the directors and officers of Seller do not have any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller. All persons who are retail loan officers of Seller are deemed independent contractors under state and Federal law.

                        (vii) Seller has not experienced any material work stoppage or other material labor difficulty, as it relates to the Mortgage Business.

                (b) Schedule 4.20 lists each employee benefit plan as defined in Section 3(3) of ERISA of Seller covering any employee or former employee of the Mortgage Business (an "EMPLOYEE BENEFIT PLAN"). Schedule 4.20 hereto lists each (i) a list complete and accurate in all respects, of the names and current annual salary or hourly rates or other basis for compensation for all present employees or agents (excluding directors and officers) employed solely in the Mortgage Business together with a statement of the full amount of any bonuses, commissions, profit sharing or other remuneration paid directly to each such person during the month ended September 30, 1998, or payable to each such person in the future and the basis therefor; and (ii) employment or severance contract or arrangement, each plan or arrangement providing for insurance coverage, severance, termination or similar coverage and all written compensation policies and practices maintained by Seller covering any employee or former employee of the Mortgage Business and that is not an Employee Benefit Plan (a "BENEFIT ARRANGEMENT");

                (c) To the actual knowledge of Shareholder, no executive, key employee, or significant group of employees has indicated his, her or their intent to terminate employment with Seller during the next 12 months.

                (d) There is no unfunded prior service cost with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by Seller and relating to the Mortgage Business. Each bonus, deferred compensation, pension, profit sharing, retirement, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by Seller and relating to the Mortgage Business conforms to all applicable requirements of the Employees Retirement Income Security Act of 1974;

                (e) Each Employee Benefit Plan is in compliance with the applicable requirements of ERISA and the Code; and

                (f) Seller has provided adequate accruals for all employee benefits relating to the Mortgage Business payable as of the Closing Date.

        4.21    ENVIRONMENTAL MATTERS.

                (a) There are no pending or threatened claims, suits or proceedings arising out of or related to any noncompliance with any environmental law in connection with the Mortgage Business or the ownership or use of the Purchased Assets, including, without limitation, statutes related to air quality, water quality, solid waste management, hazardous or toxic substances or protection of health or the environment, including, but not limited to, the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 136 et seq. as amended), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq. as amended), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq. as amended), the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") (42 U.S.C. 9601 et seq. as amended), the Clean Air Act (42 U.S.C. 7401 et seq. as amended), the Toxic Substances Control Act (15 U.S.C. 2601 et seq. as amended), and any similar state or local laws, rules and regulations (collectively, "ENVIRONMENTAL LAWS"). Seller has kept all records and made all filings required by applicable law with respect to emissions into the environment (including solids, liquids and gases) and the proper disposal of such materials (including solid waste materials in all material respects); and

                (b) Seller is not in violation of any Environmental Laws with respect to the Purchased Assets or the conduct of the Mortgage Business.

        4.22 GUARANTIES. Seller is not a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any other person.

        4.23 POWERS OF ATTORNEY. No person has been granted and currently holds any power of attorney or similar authority to act on behalf of Seller in connection with any of the Purchased Assets or the Mortgage Business.

        4.24 BROKERS AND FINDERS. Seller Group has not retained or otherwise engaged or employed, directly or indirectly, any broker, finder or any other person, or paid, agreed to pay, or incurred any liability or obligation to pay, any fee or commission to any agent, broker, finder or other person, for or on account of acting as a finder or broker in connection with this Agreement or the transactions contemplated hereby.

        4.25 CERTAIN BUSINESS RELATIONSHIPS WITH SHAREHOLDER. Shareholder has not been involved in any business arrangement or relationship with Seller, outside of the ordinary course of business, within the past 12 months, and Shareholder does not own any asset, tangible or intangible, which is used in the business of Seller (except in connection with Shareholder's ownership interest in TrueLink).

        4.26 UNDISCLOSED LIABILITIES. Seller does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes) as to which Purchaser may incur or assume any liability or obligation as a result of this Agreement or the transactions contemplated hereby, except for
(i) liabilities set forth on the face of the June 30, 1998 balance sheet (rather than in any notes thereto); (ii) liabilities which have arisen in the ordinary course of business since June 30, 1998; and (iii) the Assumed Obligations.

        4.27 FOREIGN CORRUPT PRACTICES ACT. Seller Group has not made, offered or agreed to offer anything of value to any government official, political party or candidate for political office (or any person that either of the Sellers knows or has reason to know will offer anything of value to any such person) in violation of the Foreign Corrupt Practices Act of 1977, as amended.

        4.28 SECTION 341(f)(2). Seller has not, with regard to any property or assets held, acquired or to be acquired by it, at any time, filed a consent to the application of Section 341(f)(2) of the Code, as amended, nor will any such consent be filed before the Closing.

        4.29 DISCLOSURE. No representation, warranty or other statement made by Seller Group in this Agreement or in any Schedule, Exhibit or other writing furnished or to be furnished pursuant to or by or on behalf of Seller Group in connection with this Agreement contains any untrue statement of a material fact, or omits to state any material fact required to make the statements or information herein or therein contained, in light of the circumstances under which they were made, not misleading.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF BNC PARTIES

        As a material inducement to Seller Group to execute and deliver this Agreement and perform their obligations hereunder and thereunder, except as set forth on Schedule 5, the BNC Parties hereby represent and warrant as follows:

        5.1 ORGANIZATION AND AUTHORITY. Such BNC Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

        5.2 AUTHORITY AND CAPACITY. Such BNC Party has full power and authority (corporate and other) to enter into, execute and deliver this Agreement and to perform its obligations hereunder. The Agreement, and the transactions contemplated hereby, have been duly authorized by the Board of Directors and stockholders of each BNC Party, if required by applicable law, and no other corporate proceedings on the part of either BNC Party are necessary to authorize the Agreement and the transactions contemplated hereby. The Agreement has been duly executed and delivered by each BNC Party, and constitutes the valid and binding obligation of each BNC Party enforceable in accordance with its terms.

        5.3 EFFECT OF AGREEMENT. The execution and delivery of this Agreement, the purchase by Purchaser of the Purchased Assets at the Closing, the performance by each BNC Party of its obligations pursuant to the terms of this Agreement, the operation by Purchaser of the Mortgage Business and the consummation of the transactions contemplated hereby, do not and will not, with or without the giving of notice or passage of time, or both, violate any provision of law, statute, rule, regulation or executive order, any judgment, order, writ or decree of any court or administrative body applicable to either BNC Party, in each case which would have a material adverse effect on the ability of either BNC Party to perform its obligations under this Agreement.

        5.4 NO CONSENTS REQUIRED. There are no approvals, authorizations, consents, orders or other actions of, or filings with, any governmental authority or administrative agency, or any other third party, required to be obtained or filed by either BNC Party in connection with the consummation by each BNC Party of the transactions contemplated under this Agreement.


SECTION 6 CONDUCT PENDING CLOSING

        6.1     COOPERATION.

                (a) Each of the parties hereto will give any notices to, make any filings with, and use its reasonable best efforts to (i) obtain any Consents and Permits required to be obtained before Closing; (ii) obtain the consents or approvals from any Investor designated by Purchaser; and (iii) take all action and do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

                (b) Each of the parties hereto agrees to use all reasonable commercial efforts to assist the BNC Parties to obtain all approvals and licenses which were held by Seller prior to the Closing and which are not held by Purchaser at the Closing.

        6.2     FURNISHING OF DATA.

                (a) Seller agrees to give to Purchaser and to Purchaser's counsel, accountants and other representatives full and complete access, during normal business hours through the Closing hereunder, to all of Seller's properties, books, businesses, contracts, commitments and records (including tax records) which affect or relate to the Mortgage Business, the Purchased Assets or the Assumed Contracts. In connection with the foregoing, Seller and Purchaser agree that Purchaser's investigation and contacts shall be conducted in a manner calculated not to unduly interfere with the Mortgage Business as presently conducted. If this Agreement is terminated without the transactions contemplated hereby having been effected, Purchaser shall return to Seller all documents, working papers and other materials obtained from Seller pursuant to this Agreement. No investigation pursuant to this Section shall affect any representation or warranty given by the Seller in this Agreement.

                (b) Seller shall provide Purchaser with unaudited financial statements for November 30, 1998 and each month thereafter through the earlier of the Closing or the termination of this Agreement as soon as such financial statements are available.

        6.3 CONDUCT OF SELLER PRIOR TO THE CLOSING. Except as otherwise required or contemplated by this Agreement, Seller Group agrees that, from the date hereof until the Closing Date hereunder:

                (a) the Mortgage Business of Seller shall be conducted only in the ordinary course and in accordance with the requirements of all Investors and any Governmental Entities, and all applicable laws, rules and regulations;

                (b) Seller shall use commercially reasonable efforts to preserve the present business operations, organization and goodwill of the Mortgage Business;

                (c) Seller shall not change its policies or practices regarding the Mortgage Business or the processing or approval of Pipeline Loans;

                (d) Seller shall not sell, transfer, mortgage, pledge, encumber or otherwise dispose of or hypothecate any of the Purchased Assets other than in the ordinary course of business;

                (e) Seller shall not enter into, amend, modify, terminate (partially or completely) any Assumed Contract other than in the ordinary course of business;

                (f) Seller shall use commercially reasonable efforts to keep its business (including it books and records) and properties substantially intact and maintained in the usual, regular and ordinary manner, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, Investors and customers;

                (g) Seller shall use commercially reasonable efforts to keep available the services of the present employees of the Mortgage Business;

                (h) Seller shall use commercially reasonable efforts to preserve the present relationships with persons having business dealings with the Mortgage Business;

                (i) Seller shall not (A) increase the rate of compensation payable or to become payable to any of the employees or agents of the Mortgage Business other than in the ordinary course of business, (B) amend in any material respect any bonus, profit sharing, deferred compensation, pension, retirement or other similar plan or arrangement to or in respect of any such employee or agent, other than as may be required to maintain compliance with ERISA and/or the Code or (C) enter into any new, or amend in any material respect any existing, employment, severance or consulting agreement, sales agency, or other Contract with respect to the performance of personal services for the Mortgage Business, other than as may be required to maintain compliance with ERISA and/or the Code;

                (j) Seller shall not (A) incur or become subject to, or agree to incur or become subject to, any obligation or liability (contingent or otherwise) relating to the Mortgage Business, except (1) normal business obligations incurred in the ordinary course of business and consistent with past practice and (2) obligations under contracts listed on any Schedule to this Agreement, (B) cancel or compromise any debt or claim or waive or release any material right relating to the Mortgage Business or the Purchased Assets, except for adjustments or settlements made in the ordinary course of business consistent with past practice, or (C) acquire any assets relating to the Mortgage Business other than in the ordinary course of business;

                (k) Seller shall not enter into any transaction or perform any act which would make any of the representations, warranties or agreements contained in this Agreement false or misleading in any respect if made again immediately after such transaction or act; and

                (l) Seller shall not directly or indirectly sell, transfer or otherwise dispose of, solicit any offer for the purchase or acquisition of, or engage in or initiate any negotiations, discussions or agreements with any Person the purpose or result of which would be the sale, transfer, or disposition of the Purchased Assets or the Mortgage Business, or which could have an adverse effect on the consummation of the transactions contemplated hereby, including the sale of any capital stock (other than in the ordinary course of business).

        6.4 ADVICE OF CHANGES. If Seller Group becomes aware of any facts which, if known at the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement or in any Schedule, Exhibit or other writing furnished, which would make the representations and warranties set forth in Section 4 of this Agreement not true and complete, or which, individually or in the aggregate has or could have a Material Adverse Effect on the Purchased Assets, the Mortgage Business, this Agreement or the consummation of the transactions contemplated by this Agreement, Seller Group shall promptly give Purchaser written notice thereof. No disclosure shall be deemed to amend or supplement Schedule 4 or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

SECTION 7 ADDITIONAL AGREEMENTS

        7.1 ASSIGNMENT OF LEASE. Seller shall cause to be executed and delivered at the Closing a Consent for the assignment to Purchaser of that certain lease regarding the real property located at Two Venture Plaza, 2 Venture, Irvine, CA Suites 100, 210, 420, 440 and dated as of October 18, 1998 by and between Two Venture Plaza, LLC and Seller (the "VENTURE LEASE"). In the event any such Consent cannot be obtained, Seller shall cause to be executed and delivered at the Closing, as applicable, subleases, acceptable in form to Seller hereto, pursuant to which Purchaser will sublease from Seller the office space currently leased by Seller at each of the locations.

        7.2 CONTRIBUTIONS, TAXES, ETC. Seller shall certify to Purchaser that as of the Closing: (a) no contributions or payments relating to employees or independent contractors of Seller (including any interest or penalties) are due or payable by Seller to any Governmental Entity (or if due or payable, have been adequately provided for by the Seller); and (b) except as set forth in
Section 11, any sales or other taxes payable to any local authority by Seller (including any interest or penalties) in respect of the Purchased Assets or the Mortgage Business have been or will be paid by Seller (the "SELLER'S CERTIFICATE").

        7.3     SELLER EMPLOYEES.

                (a) In its sole discretion, Purchaser may hire those employees of Seller who are employed by Seller through the Closing Date; provided that Purchaser shall provide to Seller a list of employees Purchaser intends to hire at the Closing (the "RETAINED EMPLOYEES"). It is expressly agreed by each party hereto that nothing herein is to be construed as an employment Contract, express or implied, enforceable by any employee of Seller, directly or indirectly (whether as a third party beneficiary or otherwise), against Purchaser.

                (b) From the date hereof until the Closing Date, Seller shall make no representation to any of its employees regarding possible employment with Purchaser. Seller shall not take any actions which could reasonably be expected to impair Purchaser's ability to employ any or all of the Retained Employees.

        7.4 NON-COMPETITION AGREEMENT. As additional consideration for the purchase by Purchaser of the Purchased Assets, Seller and Shareholder shall execute and deliver at the Closing a Non-Competition Agreement, substantially in the form of Exhibit 7.4 hereto.

        7.5 WEB SITE AGREEMENT. At the Closing, Shareholder shall cause TrueLink to execute and deliver the Web Site Agreement, substantially in the form of Exhibit 7.5 hereto.

        7.6 CREDIT BUREAU AGREEMENT. At the Closing, Shareholder shall cause TrueLink to execute and deliver the Credit Bureau Agreement, substantially in the form of Exhibit 7.6 hereto.

        7.7 ESCROW AGREEMENT. At the Closing, Seller Group shall execute and deliver the Escrow Agreement, substantially in the form of Exhibit 2.4 hereto,

        7.8 DISCONTINUANCE OF USE OF NAME. On the Closing Date, Seller will cause to be filed with all appropriate Governmental Entities, the appropriate documents to change its name to a name which is not the same as, or similar to, "America's Lender, Inc." or any variation thereof. From and after the Closing Date, Seller will cease using the name "America's Lender, Inc." and any variations thereof, including any Intellectual Property associated therewith, in any way, shape or form. Notwithstanding the foregoing, the BNC Parties and Seller shall, at the Closing, execute and deliver that certain Limited License Agreement to permit Seller to use the name "America's Lender, Inc." substantially in the form of Exhibit 7.10 hereto.


SECTION 8 CONDITIONS PRECEDENT

        8.1 CONDITIONS TO OBLIGATIONS OF PURCHASER AT CLOSING. The obligations of Purchaser to purchase the Purchased Assets, assume the Assumed Obligations and pay the Purchase Price hereunder are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, the compliance with or the occurrence of which may be waived in writing by Purchaser:

                (a) All representations and warranties of Seller Group contained in this Agreement or in any Schedule, Exhibit or other writing furnished to Purchaser pursuant to the Agreement shall be true and complete on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date;

                (b) Seller Group shall have performed and satisfied all agreements, obligations, covenants and conditions required by this Agreement to be performed and satisfied by them on or prior to the Closing Date;

                (c) No Action shall be filed or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) materially and adversely affect the Purchased Assets, Pipeline Loans or the Mortgage Business, the right of Purchaser to own the Purchased Assets, or (iv) materially and adversely affect the right of Purchaser to operate the Mortgage Business in the manner historically conducted by Seller (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                (d) Seller shall have delivered to Purchaser a settlement statement (the "SETTLEMENT STATEMENT") which sets forth the calculations with respect to any payments to be made with respect to the Prorated Items;

                (e) Seller shall have obtained and delivered all Consents and Permits listed on Schedule 4.10;

                (f) Seller shall have assigned and delivered all Pipeline Loans in accordance with Section 10.4 hereof;

                (g) Purchaser shall have received approval as a correspondent or seller from the entities listed in Schedule 8.1(g).

                (h) Seller shall have executed and delivered to Purchaser the Bill of Sale;

                (i) There shall be no Action pending or threatened by any regulatory body or private party in which (i) an injunction is or may be sought against the transactions contemplated hereby, or (ii) relief is or may be sought against any party hereto as a result of this Agreement or transactions contemplated by the Agreement and in which, in the good faith judgment of such party (relying on the advice of their respective legal counsel), such regulatory body or private party has a reasonable possibility of prevailing and such relief would have a material adverse effect on such party;

                (j) Seller shall have delivered to Purchaser certified copies of resolutions adopted by its Board of Directors and shareholder authorizing the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby;

                (k) Seller shall have prepared updates of the Schedules provided for in this Agreement (updated as of the Closing Date) and shall have delivered to Purchaser revised Schedules containing the updated information (the "CLOSING SCHEDULES") (or a certificate signed by Seller stating that there have been no changes on the applicable Schedules), and the Closing Schedules shall not be materially different from the Schedules delivered on the date of this Agreement;

                (l) Purchaser shall have received an opinion, dated as of the Closing Date, of Seller's counsel, satisfactory to Purchaser and containing the opinions set forth in Exhibit 8.1(l);

                (m) Purchaser shall have received the Officer's Certificate duly executed by Keith Guy;

                (n) Purchaser shall have received the Seller's Certificate as described in Section 7.2;

                (o) Purchaser shall have received from Seller such bills of sale, endorsements, releases, termination statements, assignments and other good and sufficient instruments of transfer, conveyance, release and assignment, in form reasonably satisfactory to Purchaser as shall be effective to vest in Purchaser good, marketable and indefeasible title in and to the Purchased Assets free and clear of all Liens other than the Permitted Liens;

                (p) TrueLink shall have executed and delivered to Purchaser the TrueLink Agreements, each effective as of the Closing Date;

                (q) Each Retained Employee shall have tendered his or her written resignation to Seller, effective on or prior to the Closing Date, and the BNC Parties shall have entered into employment arrangements on terms and conditions acceptable to Purchaser with those employees and independent contractors and brokers of Seller designated by Purchaser on the terms and conditions substantially similar to those listed on Schedule 8.1(q) hereof; and

                (r) Seller shall have executed and delivered to Purchaser the Limited License Agreement;

                (s) Seller and Shareholder shall have executed and delivered to Purchaser the Non-Competition Agreement;

                (t) Seller Group shall have executed and delivered to Purchaser the Escrow Agreement;

                (u) Seller shall receive evidence, satisfactory to Purchaser that all Liens covering the Purchased Assets have been or will be at the Closing, satisfied and released; and

                (v) True and complete copies of the files for the Pipeline Loans shall have been delivered to Purchaser or its designee as of the Closing.

        8.2 CONDITIONS TO OBLIGATIONS OF SELLER AT CLOSING. The obligations of Seller hereunder are subject to the satisfaction, on or before the Closing Date, of the following conditions, the compliance with or the occurrence of which may be waived in writing by Seller:

                (a) All representations and warranties of Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date;

                (b) Purchaser shall have performed and satisfied all covenants and conditions required by this Agreement to be performed and satisfied by it on or prior to the Closing Date;

                (c) There shall be no Action pending or threatened by any regulatory body or private party in which (i) an injunction is or may be sought against the transactions contemplated hereby, or (ii) relief is or may be sought against any party hereto as a result of this Agreement or transactions contemplated by the Agreement and in which, in the good faith judgment of such party (relying on the advice of their respective legal counsel), such regulatory body or private party has a reasonable possibility of prevailing and such relief would have a material adverse effect on such party;

                (d) The BNC Parties shall have paid to Seller the amounts payable under Section 2.2(a) through (c) hereof;

                (e) The BNC Parties shall have executed and delivered to TrueLink the TrueLink Agreements, each effective as of the Closing Date;

                (f) The BNC Parties shall have executed and delivered to Seller the Limited License Agreement, effective as of the Closing Date;

                (g) The BNC Parties shall have executed and delivered to Liz Drew an agreement in substantially the form attached hereto at Exhibit 8.2(g);

                (h) Purchaser shall have executed and delivered to Seller Group the Non-Competition Agreement, effective as of the Closing Date;

                (i) The BNC Parties shall have executed and delivered to Seller Group the Escrow Agreement, effective as of the Closing Date; and

                (j) Seller Group shall have received an opinion, dated as of the Closing Date, of Purchaser's counsel, in substantially the form attached hereto as Exhibit 8.2(j).


SECTION 9 INDEMNIFICATION

        9.1 NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements of fact contained in any certificate, Schedule, Exhibit, or other document or instrument or writing delivered by or on behalf of Seller Group to each BNC Party or by or on behalf of each BNC Party to Seller Group shall be deemed to be representations and warranties by the delivering party to the receiving party under this Agreement. All representations and warranties of Seller Group shall survive any and all inspections, examinations or audits on behalf of each BNC Party, and shall be binding upon the parties to this Agreement, their successors and assigns, and the representations, warranties and covenants of the parties hereto set forth in this Agreement shall survive (even if any such party, as applicable, knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) this Agreement for a period of four years following the Closing.

        9.2 INDEMNIFICATION BY SELLER GROUP. Seller Group hereby covenants and agrees with each BNC Party that, regardless of any investigation made at any time by or on behalf of either BNC Party or any information either BNC Party may have and regardless of the Closing hereunder, Seller Group shall, jointly and severally, indemnify each BNC Party, their respective officers, agents, representatives and Affiliates, and each of their successors and assigns (each, a "PURCHASER INDEMNIFIED PARTY") and hold them harmless from, against and in respect of any and all costs, losses, demands, claims, liabilities, fines, penalties, fees, incidental and consequential damages, lost profits and expenses (including interest which may be imposed in connection therewith and court costs and fees and fees and costs of counsel) (collectively, the "DAMAGES") resulting from, arising out of, relating to, in the nature of, or caused by any of them in connection with:

                (a) all claims or demands of any nature, whether accrued, absolute, contingent or otherwise, arising out of the business of Seller, the Purchased Assets or the Mortgage Business or any actions of Seller Group (other than claims or demands relating to the Pipeline Loans which shall be governed by and subject to the limitations of Section 9.2(h) herein) and, in any such case, attributable to any event occurring at or prior to the Closing Date or which relate or are attributable to (i) actions taken by Seller using the name America's Lender pursuant to Section 7.9 hereof or (ii) Purchaser's compliance with the provisions of Section 10.2 hereof;

                (b) any breach of, with respect to or any inaccuracy in any of the representations, warranties, covenants or agreements made by Seller Group in this Agreement, any Exhibit, Schedule or writing to this Agreement or any certificate, instrument or writing delivered in connection therewith (other than claims or demands relating to the Pipeline Loans which shall be governed by and subject to the limitations of Section 9.2(h) herein), including but not limited to the Non- Competition Agreement;

                (c) any attempt (whether or not successful) by any Person to cause or require a Purchaser Indemnified Party to pay or discharge any debt, obligation, liability or commitment of Seller not assumed by Purchaser pursuant to this Agreement (including any liability of Seller under any bulk transfer law of any jurisdiction, under common law doctrine of de facto merger or successor liability, or otherwise by operation of law) or the existence of which would constitute a breach of any representation, warranty, covenant or agreement set forth herein (other than claims or demands relating to the Pipeline Loans which shall be governed by and subject to the limitations of Section 9.2(h) herein);

                (d) any Action arising out of or incidental to any of the matters indemnified against in this Section 9.2 (other than claims or demands relating to the Pipeline Loans which shall be governed by and subject to the limitations of Section 9.2(h) herein);

                (e) any claims for compensation and other employee benefits (including, but not limited to, severance pay, disability benefits, health, workers' compensation, and death benefits) (A) accruing at any time with respect to persons who were employed in the Mortgage Business and do not become Retained Employees and (B) accruing prior to the date a person becomes a Retained Employee, and related costs and liabilities, regardless of whether such claims and related costs and liabilities are made or incurred before, on or after the Closing Date;

                (f) any claims by any current or former employees of the Seller resulting from their termination as a result of Seller's sale of the Purchased Assets.

                (g) any Environmental Claim or any Remedial Action arising out of or occurring with respect to the use of the Purchased Assets prior to the Closing, or the operation of the Mortgage Business prior to the Closing;

                (h) subject to Purchaser's compliance with the second sentence of Section 10.4 herein, any Action in connection with the Pipeline Loans, including Actions arising out of the conformity of the Pipeline Loans to the requirements or guidelines of any Governmental Entity or Investor at or prior to the Closing or compliance with applicable state and federal law at or prior to the Closing;

                (i) any Action arising from or related to the Limited License Agreement including the use of the name "America's Lender" (or any derivation thereof) by Seller pursuant to such Agreement; provided however, that Seller Group shall have no liability or obligation for any Action arising out of the exploitation or other use of the name "America's Lender" by the BNC Parties after the Closing; and

                (j) any Action arising from or related to the fact that from November 20, 1998 through December 10, 1998, Purchaser was incorporated under the name America's Lender.com, Inc. subject to compliance with that certain Limited License Agreement between the parties dated November 16, 1998.

                If, by reason of the claim of any third Person relating to any of the matters subject to indemnification under this Section 9.2, a Lien, attachment, garnishment or execution is placed upon any of the assets or property of any Purchaser Indemnified Party, Seller Group shall also, promptly upon demand, furnish an indemnity bond satisfactory to Purchaser Indemnified Party to obtain the prompt release of such Lien, attachment, garnishment or execution. Notwithstanding anything set forth in the foregoing to the contrary, Purchaser shall have the right to offset any Damages from any amounts to Seller Group pursuant to this Agreement or any Schedule or Exhibit hereto, including but not limited to amounts deposited pursuant to the Escrow Agreement.

        9.3 INDEMNIFICATION BY PURCHASER. The BNC Parties shall indemnify, defend and hold Seller Group and their respective officers, directors, agents, representatives and Affiliates, and each of their successors and assigns (collectively, the "SELLER PARTIES") harmless from any and all Damages resulting from, arising out of, relating to, in the nature of, or caused by any of them in connection with:

                (a) all claims or demands of any nature, whether accrued, absolute, contingent or otherwise, arising out of the Purchased Assets or the Mortgage Business or any actions of the BNC Parties and, in any such case, attributable to any event occurring after the Closing Date except those which relate or are attributable to (i) actions taken by Seller using the name America's Lender pursuant to Section 7.9 herein or (ii) Purchaser's compliance with the provisions of Section 10.2 herein;

                (b) any failure by the BNC Parties to pay or discharge the Assumed Obligations after the Closing Date (except to the extent the BNC Parties are disputing their liability to pay the Assumed Contracts in good faith, and only during the pendency of such dispute);

                (c) any breach with respect to or any inaccuracy in any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement, Exhibit or any Schedule or writing to this Agreement or any certificate or instrument or writing delivered in connection herewith or therewith;

                (d) any attempt (whether or not successful) by any Person to cause or require a Seller party to pay or discharge any debt, obligation, liabilities or commitment included in the Assumed Obligations after the Closing Date; and

                (e) any Action taken by Purchaser under Section 10.3(b) or arising out of or incidental to any of the matters indemnified against in this
Section 9.3; provided, however, that Purchaser shall not be obligated to indemnify Seller under this Section 9.3 with respect to any settlement of a claim to which Purchaser has not consented, which consent shall not unreasonably be withheld.

                If, by reason of the claim of any third Person relating to any of the matters subject to indemnification under this Section 9.3, a Lien is placed upon any of the property or assets of Seller, Purchaser shall also promptly upon demand furnish an indemnity bond satisfactory to Seller to obtain the prompt release of such Lien.

        9.4 NOTICE OF INDEMNIFICATION. In the event any legal proceeding (an "INDEMNITY CLAIM") shall be threatened or instituted or any claim or demand shall be asserted by any person in respect of which payment may be sought by one party hereto from the other party under the provisions of this Section 9, the party seeking indemnification (the "INDEMNITEE") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "INDEMNITOR") on or prior to the fourth anniversary of the Closing. Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty or covenant with respect to which the Indemnity Claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the Indemnity Claim. Within fifteen (15) days of the receipt of such written notice, the Indemnitor shall notify the Indemnitee in writing of its intent to contest its obligation to indemnify or reimburse under this Agreement (a "CONTEST") or to accept liability hereunder. If the Indemnitor does not respond within fifteen (15) days to such written notice, the Indemnitor will be deemed to accept liability. In the event of a Contest, within ten (10) business days of the receipt of the written notice thereof, the parties will select an arbitrator and submit the dispute to binding arbitration in California. The arbitrator shall be selected by the mutual agreement of the parties. If the parties can not agree on an arbitrator, each may select one arbitrator and the two designated arbitrators shall select the third arbitrator. If the third arbitrator can not be agreed upon, the Federal District Court for the Southern District of California shall select the third arbitrator. A decision by the individual arbitrator or a majority decision by the three arbitrators shall be final and binding upon the parties. Such arbitration shall follow the rules of the American Arbitration Association and must be resolved by the arbitrators within thirty (30) days after the matter is submitted to arbitration.

        9.5 INDEMNIFICATION PROCEDURE FOR THIRD-PARTY CLAIMS. In the event of any Indemnity Claim brought by a third party on or prior to the fourth anniversary of the Closing, Indemnitor shall promptly notify the Indemnitee of such Indemnity Claim, specifying in reasonable detail the Indemnity Claim and the circumstance under which it arose, and the amount of the liability asserted against the Indemnitee by reason of the Indemnity Claim. Within ten (10) business days of the receipt of such notice (or sooner if the nature of the Indemnity Claim so requires) the Indemnitor shall notify the Indemnitee of its intent to compromise or defend such Indemnity Claim or to Contest. Any Contest shall be governed by the provisions of Section 9.4 herein. The Indemnitor may elect to compromise or defend, at its own expense and by its own counsel, any such Indemnity Claim. If the Indemnitor elects to compromise or defend such Indemnity Claim, the Indemnitee shall cooperate, at the expense of the Indemnitor, in the compromise of, or defense against, such Indemnitee Claim. If the Indemnitor fails to notify the Indemnitee of its election as herein provided or loses the Contest as provided in Section 9.4 herein, the Indemnitee may pay, compromise or defend such Indemnity Claim. Except as otherwise provided herein, in the event of the initiation of any Indemnity Claim against an Indemnitee by a third party and the Indemnitor elects to compromise or defend, the Indemnitor shall have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any Indemnity Claim; provided, however, that the Indemnitee may participate in any such proceeding with counsel of its choice and at its expense and the Indemnitor shall not settle any such Indemnity Claim unless the Indemnitor is fully released without any admission of liability. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnity Claim. To the extent the Indemnitor elects not to defend such Indemnity Claim, and the Indemnitee defends against or otherwise deals with any such Indemnity Claim, the Indemnitee may retain counsel, at the expense of the Indemnitor, and control the defense of such Indemnity Claim. If the Indemnitee shall settle any such Indemnity Claim without the consent of the Indemnitor, the Indemnitee shall thereafter have no claim against the Indemnitor under this Section 9 with respect to any loss, liability, claim, obligation, damage and expense occasioned by such settlement.

        9.6 INDEMNIFICATION PAYMENTS AND TAX EFFECTS. The Indemnitor shall pay any sums due and owing by it to the Indemnitee by wire transfer or certified check within ten (10) days after the date of the determination of liability pursuant to this Section 9. Any overdue amounts payable by the Indemnitor shall bear interest at an annual rate of 9% per annum, based on a year of 365 days and the number of days elapsed.

        9.7 MARKET VALUE OF ASSETS. Notwithstanding anything set forth in this Agreement to the contrary, Seller Group shall have no obligation to indemnify the BNC Parties for any Damages caused by any discrepancy between the market value of the Purchased Assets and the price paid pursuant to Section 2.2(b) hereof.

        9.8 CERTAIN LIMITATIONS. Notwithstanding anything set forth in this Agreement to the contrary the aggregate liability of Seller Group shall not exceed $1.0 million for any indemnification arising pursuant to Sections 9.2(h).


SECTION 10 FURTHER AGREEMENTS OF THE PARTIES

        10.1    CONFIDENTIALITY AND NON-DISCLOSURE.

                (a) Seller Group and the BNC Parties agree to keep confidential and not make any public announcement, nor divulge to any other Person (other than to the employees, agents, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law or applicable state or federal securities laws) any information regarding this Agreement, the existence of this Agreement and any of the transactions contemplated hereby, or any information received from the other, without the prior written consent of the other, until the earlier of (i) the Closing Date or (ii) the date on which such documents and other information otherwise becomes publicly available (other than as a result of a breach of this provision). In the event that disclosure is required hereunder, the parties shall consult with the other as to the content of such disclosure. In the event this Agreement is terminated for any reason, the parties shall promptly return or, at the election of the other party, destroy all documents obtained from the other and any copies or notes of such documents (except to the extent maintenance of such documents is required by law) and, upon the request of the other party, confirm such destruction to the other in writing. Without limitation on the foregoing, Seller Group shall not send or provide any notices or information to Correspondents concerning this Agreement or the transactions contemplated hereby without Purchaser's prior written consent, which consent may be withheld in Purchaser's sole and absolute discretion.

                (b) Seller Group agrees that it shall not, at any time from and after the Closing Date, directly or indirectly, disclose, reveal or permit access to all or any portion of the Confidential Information, or any tangible expressions or embodiments thereof (including any facilities, apparatus or equipment which embody or employ all or any portion of the Confidential Information), to any Person without the prior written consent of Purchaser. No provision of this Section 10.1 shall in any manner whatsoever prevent or inhibit either BNC Party from using or disclosing any Confidential Information in any manner as such BNC Party shall deem fit from and after the Closing Date. Seller Group acknowledges and agrees that any Damages to such BNC Party from any breach by Seller Group of this Section 10.1 would be wrongful, irreparable and difficult to calculate and that money damages would be an inadequate remedy for such breach. Accordingly, Seller Group agrees that if it breaches this Section 10.1, either BNC Party shall be entitled to, in addition to all other remedies to which it may be entitled, a suit in equity for specific performance, injunctive relief, or other appropriate orders to restrain any such breach by Seller Group.

                (c) Each BNC Party understands and agrees that all information concerning TrueLink and/or its products and services is owned by and shall remain the property of TrueLink and that nothing in this Agreement shall be deemed to modify, amend or impair the obligations of either BNC Party under the TrueLink Agreements.

        10.2 PURCHASER COOPERATION. From and after the Closing Date for a period of not more than 90 days thereafter, Purchaser agrees, upon the request of Shareholder or Seller, to use commercially reasonable efforts to (i) assist Seller in the sale or liquidation of the Excluded Assets and the application of the proceeds thereof to repay Seller's warehouse lenders; and (ii) service any Mortgage Loans, owned by Seller, subject to the following:

                (a) Seller Group's rights under this Section 10.2 shall in no way affect or modify the parties' rights and obligations under Section 9 hereof; and

                (b) Seller Group shall reimburse Purchaser within ten (10) days after demand by Purchaser for all reasonable costs and out of pocket expenses incurred by Purchaser in connection with Purchaser's obligations under this Section 10.2.

         10.3     SELLER COOPERATION.

                (a) Seller shall make available to either BNC Party, upon written request, Seller's personnel (i) to assist such BNC Party in locating and obtaining records and files maintained by Seller and (ii) whose assistance or participation is reasonably required by either BNC Party in anticipation of, or preparation for, existing or future litigation, arbitration, administrative proceeding, tax return preparation or other matters in which either BNC Party or any of its affiliates is involved and which is related to the Mortgage Business.

                (b) At the request and at the expense of Purchaser on a case-by-case basis, Seller shall execute and deliver instruments sufficient to constitute and appoint, effective as of the Closing Date, Purchaser and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Purchaser or in the name of Seller and for the benefit of Purchaser for the sole and limited purpose of undertaking the following:

                        (i) to collect for the account of Purchaser any Purchased Assets as Purchaser may request; and

                        (ii)    subject to Purchaser's obligation under Section
        9.3 hereunder, to institute and prosecute all proceedings which Purchaser may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of such Purchased Assets or the Assumed Obligations.

        10.4 TRANSFER OF PIPELINE LOANS. Seller shall take such actions, and execute and deliver such documents and instruments, as may be necessary to transfer all of its right, title and interest in and to the Pipeline Loans to Purchaser including, without limitation, delivering to Purchaser any and all originals (and not copies) of the Loan Files and other materials relating to each such Pipeline Loan. Concurrently with the satisfaction by Seller of the foregoing conditions, Purchaser shall assume any commitments to fund those Pipeline Loans included within the Purchased Assets, to deliver each Pipeline Loan to the Relevant Investor (if any) and otherwise take those commercially reasonable actions consistent with past practices of Seller through the Closing to comply with the requirements of each Investor. In connection with the sale and assignment by Seller of the Pipeline Loans hereunder, Purchaser and Seller agree that all fees and charges paid by a prospective mortgagor in respect of any Pipeline Loan shall belong to and be retained by Purchaser, regardless of when such amounts were paid by borrower, and Seller agrees, for itself and its Affiliates, successors and assigns as follows: (i) if Seller should possess, receive or collect any fees, charges or expenses in respect of any Pipeline Loan which, in accordance with this Section 10.4, would be deemed to belong to Purchaser (or Purchaser's Affiliates, successors or assigns), Seller shall immediately remit the amount owing to Purchaser; or (ii) if Seller should possess, receive or collect any fees, charges or expenses due to third parties as a result of services performed on behalf of the borrower prior to the Closing Date, then Seller shall assign all of its right, title and interest in and to such accounts (and all proceeds thereof) to Purchaser. In addition, if Purchaser fails to deliver a Pipeline Loan to a Relevant Investor, the BNC Parties shall pay and be responsible for any "pair-off" or non-delivery fees that result from such non-delivery.

        10.5 RIGHT OF ENDORSEMENT. After the Closing, Purchaser shall have the absolute and unconditional right and authority to endorse, without recourse, Seller's name on any check or any other evidence of indebtedness received by Purchaser on account of any Purchased Asset, and upon Purchaser's request, Seller shall deliver to Purchaser copies of resolutions duly adopted by its respective Board of Directors, certified by the Secretary or an Assistant Secretary of Seller, and letters of instruction executed by the President and the Secretary or an Assistant Secretary of Seller, sufficient to permit Purchaser to deposit such checks or other evidences of indebtedness in bank accounts in the name of Purchaser.

        10.6 EMPLOYEES. The parties hereto acknowledge and agree that, the hiring of any of the current employees working solely in the Mortgage Business by Purchaser shall be determined by Purchaser in the sole exercise of its discretion; and such parties further acknowledge and agree that Purchaser has no obligations to provide continuing employment to the foregoing under any circumstances.

        10.7 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided and in addition to the specific agreements expressly set forth elsewhere in this Agreement, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including its reasonable best efforts to obtain all necessary waivers, consents and approvals and effect all necessary registrations, filings and applications, and using its reasonable best efforts in good faith to respond promptly to any governmental requests or inquiries with respect thereto.

        10.8 FORWARDING POST-CLOSING DATE ITEMS. In the event Seller receives, after the Closing Date, any payments, correspondence or other items which relate to or may be useful to the Mortgage Business, the Purchased Assets or the Assumed Obligations, or Purchaser receives any payments, correspondence or other items which do not relate to the foregoing, the recipient shall promptly forward all such items to the other.

        10.9 WAREHOUSE LINES. Upon the request of Purchaser, Seller Group will use commercially reasonable efforts to cause FHLMC to transfer the FHLMC Automated Underwriting System Timesharing Agreement dated June 12, 1997 to Purchaser, to cause Residential Funding Corporation to transfer the Lockpointe Xtra Software Licensing Agreement dated August 20, 1997 and to cause its existing warehouse lenders to transfer Seller's warehouse lines of credit to Purchaser; provided, however, that Seller shall not be so obligated if, in the sole discretion of Seller, Seller determines such effort would (i) adversely affect its ability to sell the Loans in Inventory, or (ii) impair its liquidity position in any material respect; provided, further, Seller's failure to obtain such consents shall not (i) excuse the BNC Parties from any obligations under this Agreement, or (ii) be deemed a failure by Seller to satisfy Section 8.1(b) hereof. In the event such transfers occur prior to Closing, such agreements shall become Assumed Contracts for purposes of this Agreement.

        10.10 NON-COMPETITION AGREEMENT. The parties hereto acknowledge and agree that for tax and accounting purposes, they will allocate $100,000 of the Purchase Price to the Non- Competition Agreement. The parties acknowledge that such allocation will in no way affect the enforceability through its term of said Non-Competition Agreement.

SECTION 11 TAXES

        11.1 PAYMENT OF TAXES, FILING OF RETURNS. Seller Group shall remain liable for the payment of and shall pay all federal, state and local taxes (i) which are now or at any later time payable by it as a result of the sale of Purchased Assets and Purchaser's assumption of the Assumed Obligations contemplated by this Agreement; and (ii) any other applicable taxes, (except as set forth in this Agreement), which are attributable to the operations of Seller on or prior to the Closing Date.

        11.2 SALES TAXES. BNC Parties and Seller Group shall bear equal responsibility for sales, use or other similar Taxes, if any, arising out of the consummation of the transactions contemplated hereby; however, it shall be the responsibility of Seller Group to file all tax returns and reports with respect to such Taxes. Purchaser shall reimburse Seller for 50% of sales tax paid within 30 days of receipt by Purchaser of Seller's tax return evidencing the amount of said sales tax. Purchaser or Seller, as the case may be, shall execute and deliver to the other at the Closing any certificates or other documents as the other may reasonably request to perfect any exemption from any such transfer, documentary, sales, gains, excise or use tax, provided that in no way shall any such exemption cause Purchaser to be in any way responsible for more than 50% of any such tax arising out of or resulting from the sale of the Purchased Assets hereunder.


SECTION 12 TERMINATION

        12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                (a)     by mutual agreement of the parties hereto;

                (b) by either party unilaterally if the Closing shall not have occurred on or prior to February 28, 1999 (the "TERMINATION DATE") through no fault of the terminating party; provided however, that Purchaser in its sole discretion may extend such termination date until March 31, 1999 if Purchaser has complied with its obligations under this Agreement;

                (c) by Purchaser (i) prior to the Closing under the following conditions only; should Purchaser receive a written rejection from an entity listed on Schedule 8.1(g), it shall have ten (10) days from the receipt thereof to send written notice to Seller of its election to terminate this Agreement; should Purchaser not so respond, it shall be deemed to have waived the receipt of approval from such entity, and such entity only, as a condition to Closing under Section 8.1(g) herein or (ii) if at the Closing any of the conditions specified in Section 8.1 have not been met or waived by Purchaser; and

                (d) by Seller or Shareholder if at the Closing any of the conditions specified in Section 8.2 have not been met or waived by Seller.

        12.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Sections 12.1 (a) or (b) hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any party or their respective partners, officers or directors. In the event of termination of this Agreement pursuant to Sections 12.1(c) or (d) hereof there shall be such liability as may accrue because of a material default under or material breach of this Agreement; provided however; that there shall be no liability of any party due to a termination by Purchaser under Section 12.1(c)(i) herein or if at the Closing any of the conditions set forth in
Section 8.1(g) have not been met or waived by Purchaser.

        12.3 EXTENSION; WAIVER. At any time prior to the Closing the parties hereto may:

                (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

                (b) waive any inaccuracies of the representations and warranties contained herein or in any document delivered pursuant hereto; and

                (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by all the parties to this Agreement. Waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision.


SECTION 13 MISCELLANEOUS

        13.1 EXPENSES. Except as specifically provided to the contrary in this Agreement, each party hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby; provided, however, that Taxes occasioned solely by reason of the sale and transfer of Purchased Assets in accordance with this Agreement shall be borne by Seller Group (except as set forth in this Agreement).

        13.2 SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns, including but not limited to any respective transferees, successors and assigns as a result of any merger, acquisition, or other reorganization of any party hereto; provided, however, that no rights, privileges, duties or obligations hereunder requiring performance or exercise on or prior to the Closing Date may be assigned or delegated by any party hereto without the prior written consent of the other party to this Agreement and any attempted or purported assignment or delegation of the same without such consent shall be null and void ab initio.

        13.3 NOTICES. All notices, requests, demands and other communications (collectively, "NOTICES") given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if sent by telex, telecopy or by registered or certified mail, return receipt requested, postage and fees prepaid, or otherwise actually delivered, to the following addresses:

                  (a)      If to Purchaser, to:

                           Mortgage Logic.com, Inc.
                           1063 McGaw Avenue
                           Irvine, California 92614-5532
                           Attention:       Kelly Monahan

                           with a copy to :

                           Freshman, Marantz, Orlanski, Cooper & Klein
                           Eighth Floor, East Tower
                           9100 Wilshire Boulevard
                           Beverly Hills, California 90212
                           Telephone: (310) 273-1870
                           Facsimile: (310) 274-8357
                           Attention: Thomas J. Poletti, Esq.

                  (b)      If to Seller, to:

                           America's Lender, Inc. c/o TrueLink
                           3026 South Higuera St.
                           San Luis Obispo, CA 93401
                           Attention:       Keith Guy

Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given two days after the date of deposit in the United States mails, unless sooner received. Any of the parties to this Agreement may from time to time change its address or facsimile number for receiving Notice by giving written Notice thereof in the manner set forth above.

        13.4 EXHIBITS AND SCHEDULES. Each Exhibit and Schedule delivered pursuant to the terms of this Agreement, each document, instrument, certificate delivered by the BNC Parties or Seller Group in connection with the transactions contemplated hereby constitutes an integral part of this Agreement.

        13.5 AMENDMENT. This Agreement may be amended only by a written agreement executed by the parties to this Agreement.

        13.6 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH JURISDICTION. EXCEPT AS SET FORTH IN
SECTION 9, ANY ACTION TO ENFORCE, WHICH ARISES OUT OF OR IN ANY WAY RELATES TO, ANY OF THE PROVISIONS OF THIS AGREEMENT OR THE INSTRUMENTS, AGREEMENTS AND

OTHER DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT AND PROSECUTED IN THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE COUNTY OF LOS ANGELES OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF CALIFORNIA. EACH PARTY IRREVOCABLY:
(A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ("PROCEEDINGS") BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PARTIES IRREVOCABLY CONSENT TO SERVICE OF PROCESS GIVEN IN THE MANNER PROVIDED FOR NOTICES IN
SECTION 13.3. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

        13.7 CAPTIONS; CERTAIN TERMS. The various captions and headings contained in this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement. As used in this Agreement, the term "including" means "including but not limited to," and the word "or" is not exclusive unless otherwise specified.

        13.8 COUNTERPARTS; SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by telecopy, and telecopied signatures shall be deemed original signatures for all purposes relevant to this Agreement.

        13.9 ATTORNEYS' FEES. If any Action is instituted to remedy, prevent or obtain relief from a default in the performance by any party of its obligations under this Agreement, the prevailing party shall recover all of such party's reasonable attorney's fees incurred in each and every such Action, including any and all appeals or petitions therefrom.

        13.10 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        13.11 RIGHTS CUMULATIVE. No right granted to the parties under this Agreement on default or breach is intended to be in full or complete satisfaction of any damages arising out of such default or breach, and each and every right under this Agreement, or under any other document or instrument delivered hereunder, or allowed by law or equity, shall be cumulative and may be exercised from time to time.

        13.12 TIME OF THE ESSENCE. Time is of the essence of each provision of this Agreement in which time is an element.

        13.13 MERGER OF PRIOR NEGOTIATIONS AND AGREEMENTS. This Agreement along with the Schedules and Exhibits constitutes the entire agreement of the parties and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties with respect to the subject matter hereof (including, without limitation, that certain proposal letter between Seller and BNC dated September 9, 1998, as amended and that certain Limited License Agreement between the parties dated November 16, 1998).

        13.14 THIRD PARTIES. No provision of this Agreement is intended to be for the benefit of any creditor, employee or other Person to whom any debt, liability or obligation is owed by either party, or to create any debt, liability or obligation in favor of any creditor, employee or other Person.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above mentioned.


"BNC PARTIES"                           "SELLER GROUP"

MORTGAGE LOGIC.COM, INC.                AMERICA'S LENDER, INC.



By:                                     By:
   --------------------------------        -------------------------------------
   Name: Kelly Monahan                     Name: Keith Guy
   Title:   President                      Title: President



BNC MORTGAGE, INC.                      SHL HOLDINGS, INC.



By:                                     By:
   --------------------------------        -------------------------------------
   Name: Kelly Monahan                     Name: Keith Guy
   Title: President                        Title:  President



                                        KEITH GUY


                                        ----------------------------------------
                                        Keith Guy, an Individual

                                LIST OF SCHEDULES


Schedule      Name                                                                      Page
--------      ----                                                                      ----
1A           Assumed Contracts                                                         SCH-1
1B           Assumed Obligations                                                       SCH-2
1C           Fixed Assets                                                              SCH-3
1D           Excluded Assets                                                           SCH-4
1F-1         Licenses                                                                  SCH-5
1F-2         Manuals and Guidelines                                                    SCH-6
1F-3         Deferred and Prepaid Charges                                              SCH-7
1F-4         Claims, Credits, Etc.                                                     SCH-8
2.2          Guidelines                                                                SCH-9
2.5          Designated Earn Out Employees                                            SCH-10
4            Closing Exceptions to Purchaser's Representations and Warranties         SCH-11
4.1          Organization and Authority                                               SCH-15
4.8          Leases                                                                   SCH-16
4.10         General Consents                                                         SCH-17
4.11         Intellectual Property and Software                                       SCH-19
4.13         Contracts                                                                SCH-20
4.17         Taxes                                                                    SCH-22
4.19         Insurance                                                                SCH-23
4.20         Employee Benefits                                                        SCH-24
5            Seller                                                                   SCH-25
8.1(g)       Required Entities                                                        SCH-26
8.1(q)       Employees to be Hired by Purchaser                                       SCH-27

                                LIST OF EXHIBITS


Exhibit             Name
-------             ----
2.4                 Escrow Agreement

7.4                 Non-Competition Agreement

7.5                 Web Site Agreement

7.6                 Credit Bureau Agreement

7.10                Limited License Agreement

8.1(h)              Bill of Sale

8.1(l)              Opinions to be Rendered by Seller

8.1(m)              Seller's Officer's Certificate

8.2(g)              Employment Agreement

8.2(j)              Opinions to be Rendered by Purchaser

                                     SCH-1

                                   EXHIBIT 2.4

                                ESCROW AGREEMENT





                                     EXH-1

                                   EXHIBIT 7.4

                            NON-COMPETITION AGREEMENT







                                     EXH-2

                                   EXHIBIT 7.5

                               WEB SITE AGREEMENT




                                     EXH-3

                                   EXHIBIT 7.6

                             CREDIT BUREAU AGREEMENT






                                     EXH-4

                                  EXHIBIT 7.10

                            LIMITED LICENSE AGREEMENT






                                     EXH-5

                                 EXHIBIT 8.1(h)

                                  BILL OF SALE

        FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, ______________________________ ("Seller"), pursuant to that certain Agreement for the Purchase of Certain Assets and the Assumption of Certain Liabilities of the ___________________________ (the "Agreement"), dated as of October __, 1998, by and between Seller and _______________________________________ ("Purchaser"), hereby sells, conveys, transfers, and assigns to Purchaser all of the right, title, and interest of Seller in and to the personal property more particularly described on Exhibit "A" attached hereto (the "Purchased Assets"), as of and as the same shall exist at the Closing Date.

        Seller hereby warrants that title to the Purchased Assets described in this Bill of Sale is free and clear of any liens or encumbrances, and agrees, subject to and in accordance with the terms and conditions of the Agreement, to defend such title as vested, by reason of this sale, in Purchaser and Purchaser's successors and assigns, against any and all claims whatsoever.

        IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale this day of October, 1998.

                                        PURCHASER:




                                        By:
                                           -------------------------------------
                                           Its:
                                               ---------------------------------


                                        SELLER:



                                        By:
                                           -------------------------------------
                                           Its:
                                               ---------------------------------



                                     EXH-6

                                 EXHIBIT 8.1(l)

                             OPINIONS TO BE RENDERED
                                    BY SELLER








                                     EXH-7

                                 EXHIBIT 8.1(m)

                                    SELLER'S
                              OFFICER'S CERTIFICATE


        In connection with that certain Agreement for the Purchase of Certain Assets and the Assumption of Certain Liabilities of _________________________________ ("Seller"), dated as of October ___, 1998 (the
"Agreement"), by and between _______________________, a California corporation ("Purchaser") and Seller (terms defined in the Agreement have the same meaning when used herein), and as a material inducement to Purchaser to enter into the Agreement and perform its obligations thereunder, I, __________________________, _______________________ of Seller, do hereby certify, to the best of my knowledge and belief that each of the conditions to Closing set forth in Section
8.1 of the Agreement have, in accordance with the requirements of the Agreement, been satisfied in all material respects.

        IN WITNESS WHEREOF, I have executed this Certificate this ____ day of October, 1998.



                                        ---------------------------------------





                                     EXH-8

                                 EXHIBIT 8.2(g)

                              EMPLOYMENT AGREEMENT




                                     EXH-9

                                 EXHIBIT 8.2(j)

                             OPINIONS TO BE RENDERED
                                  BY PURCHASER



                                     EXH-10